UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant       ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Rurban Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RURBAN FINANCIAL CORP.
401 Clinton Street
Defiance, Ohio  43512
(419) 783-8950

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
___________________________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders of Rurban Financial Corp. to Be Held on April 16, 2009
___________________________
Defiance, Ohio
March 4, 2009
Dear Fellow Shareholders:

Under new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting of Shareholders (the “Annual Meeting”) of Rurban Financial Corp. (“Rurban”) are available on the Internet.

The 26th Annual Meeting of Rurban will be held at the Eagles Club, 711 W. Second Street, Defiance, Ohio, on Thursday, April 16, 2009, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.
To consider and vote upon a proposal to adopt an amendment to the Company’s Amended and Restated Regulations which would remove the 70-year age limit with respect to a person’s election or re-election as a director of the Company.

2.	If the proposal in Item 1 is adopted, to elect four (4) directors to serve for terms of three (3) years each.

OR

If the proposal in Item 1 is not adopted, to elect three (3) directors to serve for terms of three (3) years each.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Your Board of Directors recommends that you vote “FOR” the adoption of the proposed Amendment to Section 2.01 of Rurban’s Amended and Restated Regulations to Remove the 70-Year Age Limit for Directors and “FOR” the election as Rurban directors of the nominees listed in Rurban’s proxy statement for the 2009 Annual Meeting.

Shareholders of record at the close of business on February 18, 2009 are entitled to receive notice of, and to vote in person or by proxy at, the Annual Meeting and any adjournment(s) thereof.

Rurban’s proxy statement for the 2009 Annual Meeting, a sample of the form of proxy card sent or given to shareholders of Rurban and Rurban’s 2008 Annual Report are available at www.snl.com/irweblinkx/docs.aspx?iid=______.

You are cordially invited to attend the Annual Meeting.  Your vote is important, regardless of the number of common shares you own.  Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented.  Please sign, date and return your proxy card.  A return envelope, which requires no postage if mailed in the United States, has been provided for your use.  Alternatively, you may vote electronically via the Internet or by telephone.  Please see the accompanying proxy statement and proxy card for details about electronic voting.  If you later decide to revoke your proxy for any reason, you may do so in the manner described in the accompanying proxy statement.

To obtain directions to attend the 2009 Annual Meeting and vote in person, please call Valda Colbart, Investor Relations Officer of Rurban, at 800-273-5820.

By Order of the Board of Directors,
Kenneth A. Joyce
President and Chief Executive Officer

2

RURBAN FINANCIAL CORP.

Proxy Statement for the
Annual Meeting of Shareholders of
To Be Held On Thursday, April 16, 2009

TABLE OF CONTENTS

Page
General Information	1
Mailing	1
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address	1
Voting Information	2
Who can vote at the Annual Meeting?	2
How do I vote?	2
How will my Common Shares be voted?	3
How do I change or revoke my proxy?	3
What is the quorum requirement for the Annual Meeting?	4
What if my Common Shares are held in “street name”?	4
Who pays the cost of proxy solicitation?	4
Who should I call if I have questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting?	4
Proposal No. 1 – Adoption of an Amendment to Section 2.01 of the Amended and Restated Regulations of the Company to Remove the 70-Year Age Limit for Directors	5
Recommendation and Vote	6
Election of Directors	6
Recommendation and Vote	10
Corporate Governance	11
Director Independence	11
Nominating Procedures	11
Code of Conduct	12
Communications with the Board	13
Director Stock Ownership Policy	13
Meetings and Committees of the Board	13
Committees of the Board	13
Audit Committee	14
Compensation Committee	15
Executive Governance and Nominating Committee	15
Loan Review Committee	15
Compensation of Executive Officers	16
Overview	16
Compensation Policies Toward Executive Officers	16
Components of Executive Compensation	18
Tax and Accounting Considerations	23
Summary Compensation Table	24

Grants of Plan Based Awards	27
Outstanding Equity Awards at Fiscal Year-End for 2008	28
Option Exercises and Restricted Stock Vesting During 2008 Fiscal Year	29
Non-Qualified Deferred Compensation	29
Change in Control Agreements	30
SERP Agreements	33
Employment Agreement	35
Director Compensation	40
Cash Compensation Paid to Board Members	40
Stock Options	40
Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation	40
Other Director Benefits	41
Director Compensation for 2008 Fiscal Year	41
Security Ownership of Certain Beneficial Owners and Management	43
Section 16(a) Beneficial Ownership Reporting Compliance	46
Transactions With Related Persons	46
Audit Committee Disclosure	47
Role of Audit Committee	47
Appointment of Independent Registered Public Accounting Firm	47
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	47
Services of Independent Registered Public Accounting Firm for 2008 Fiscal Year	48
Audit Committee Report	49
Shareholder Proposals for the 2010 Annual Meeting	50
Annual Report on Form 10-K	50
Other Matters	50

2

RURBAN FINANCIAL CORP.
401 Clinton Street
Defiance, Ohio  43512
(419) 783-8950

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 16, 2009

GENERAL INFORMATION

This proxy statement and the accompanying proxy card are being mailed to shareholders of Rurban Financial Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 16, 2009, or at any adjournment(s) thereof.  The Annual Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, at the Eagles Club, 711 W. Second Street, Defiance, Ohio.

Mailing

The Company will distribute this proxy statement and the accompanying proxy card on or about March 4, 2009, to all shareholders entitled to vote their common shares of the Company (“Common Shares”) at the Annual Meeting.  The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2008 (the “2008 fiscal year”), which includes the audited consolidated financial statements of the Company for the 2008 fiscal year, is being delivered with this proxy statement.

A copy of the Company’s Annual Report on Form 10-K for the 2008 fiscal year may be obtained, without charge, by sending a written request to: Valda Colbart, Investor Relations Officer, Rurban Financial Corp., 401 Clinton Street, Defiance, OH  43512.

Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address

Annually, the Company provides each registered shareholder at a shared address, not previously notified, with a separate notice of the Company’s intention to “household” proxy materials.  Only one copy of this proxy statement and the Company’s Annual Report to Shareholders for the 2008 fiscal year is being delivered to previously notified multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders.  A separate proxy card and a separate Notice of Annual Meeting of Shareholders and “Internet Availability of Proxy Materials” for the Annual Meeting is being included for each account at the shared address.

Registered shareholders who share an address and would like to receive a separate copy of the Company’s Annual Report to Shareholders for the 2008 fiscal year and/or a separate proxy statement for the Annual Meeting delivered to them, or have questions regarding the householding process, may contact Valda Colbart, Investor Relations Officer, by calling 800-273-5820, or forwarding a written request addressed to Rurban Financial Corp., Attention: Valda Colbart, Investor Relations Officer, 401 Clinton Street, Defiance, Ohio  43512.  Promptly upon request, an additional copy of the Company’s Annual Report to Shareholders for the 2008 fiscal year and/or a separate proxy statement for the Annual Meeting will be sent.  By contacting Valda Colbart, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports to shareholders and/or proxy statements in the future or (ii) request delivery of a single copy of annual reports to shareholders or proxy statements in the future if they are receiving multiple copies.

Beneficial shareholders, who hold Common Shares through a broker, financial institution or other nominee, should contact their broker, financial institution or other nominee for specific information on the householding process as it applies to their accounts.

VOTING INFORMATION

Who can vote at the Annual Meeting?

Only shareholders of the Company of record at the close of business on February 18, 2009, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.  At the close of business on the Record Date, 4,877,307 Common Shares were outstanding and entitled to vote.  Each Common Share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting.  A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the Common Shares outstanding and entitled to vote at the Annual Meeting.

How do I vote?

A proxy card for use at the Annual Meeting accompanies this proxy statement.  Whether or not you plan to attend the Annual Meeting, you may ensure your representation by voting your Common Shares by one of the following methods:

•	By traditional paper proxy card;

•	By submitting a proxy by telephone;

•	By submitting a proxy via the Internet; or

•	In person at the Annual Meeting

Submitting a Proxy by Telephone or via the Internet.  If you are a shareholder of record, you may submit a proxy by telephone or via the Internet by following the instructions included with your proxy card.  If your Common Shares are registered in the name of a broker, a financial institution or other nominee (i.e., you hold your Common Shares in “street name”), your nominee may be participating in a program that allows you to submit a proxy by telephone or via the Internet.  In that case, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.  Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.

The deadline for submitting a proxy by telephone or via the Internet as a shareholder of record is 11:59 p.m., Eastern Standard Time, on April 14, 2009.  For shareholders whose Common Shares are registered in the name of a broker, a financial institution or other nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy by telephone or via the Internet.

Voting in Person.  If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your Common Shares in “street name” through a broker, a financial institution or other nominee, then that nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your Common Shares.  As a beneficial owner, you have the right to direct that nominee how to vote the Common Shares held in your account.  Your nominee may only vote the Common Shares that it holds for you in accordance with your instructions.  If you have instructed a broker, a financial institution or other nominee to vote your Common Shares, the options described below for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your Common Shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the Common Shares on the Record Date.

How will my Common Share be voted?

Those Common Shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy.  If you submit a valid proxy card prior to the Annual Meeting or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxy will vote your Common Shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the adoption of the amendment to Section 2.01 of the Company’s Amended and Restated Regulations to remove the 70-year age limit for directors; and

•	“FOR” the election as directors of the Company of the nominees listed below under the heading “ELECTION OF DIRECTORS”.

If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies on the accompanying proxy card will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are actually voted at the Annual Meeting.  Unless revoked, the Common Shares represented by such proxies will be voted at the Annual Meeting and any adjournment(s) thereof.  You may revoke your proxy at any time before a vote is taken at the Annual Meeting by: (1) giving written notice of revocation to the Secretary of the Company at the address of the Company shown on the cover page of this proxy statement; (2) executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting or submitting a later-dated vote through the Internet or by telephone prior to the deadline for doing so; or (3) by attending the Annual Meeting and giving notice of revocation in person (but only if you are the registered owner of your Common Shares).

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.  If your Common Shares are held in “street name” and you have instructed your broker, financial institution or other nominee to vote your Common Shares, you must follow directions received from your broker, financial institution or other nominee to change your vote.

What is the quorum requirement for the Annual Meeting?

Under the Company’s Regulations, a quorum is a majority of the Common Shares outstanding. Common Shares may be present in person or represented by proxy at the Annual Meeting.  Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.  In general, broker non-votes occur when common shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote such common shares on the proposal.  Brokers have discretionary authority to vote their customers’ common shares on “routine” proposals, such as the uncontested election of directors, even if they do not receive voting instructions from their customers.  Brokers cannot, however, vote their customers’ common shares on “non-routine” matters, including Proposal No. 1 described below, without instructions from their customers.

What if my Common Shares are held in “street name”?

Shareholders holding Common Shares in “street name” with a broker, financial institution or other nominee may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access.  Such shareholders should review the information provided to them by their broker or other nominee.  This information will describe the procedures to be followed in instructing the holder of record how to vote the street name Common Shares and how to revoke previously given instructions.

Who pays the cost of proxy solicitation?

The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board (other than the Internet and telephone usage charges incurred if a shareholder appoints a proxy electronically through a holder of record).  Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact.  The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries who are record holders of Common Shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of Common Shares entitled to vote at the Annual Meeting.

The Company has retained The Altman Group, Lyndhurst, New Jersey, to aid in the solicitation of proxies for the Annual Meeting.  The Altman Group will receive a base fee of $5,000, plus reimbursement of out-of-pocket fees and expenses, for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting?

If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call The Altman Group at 1-866-620-2535.  This is a toll-free telephone number.

Your Vote Is Important. Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

PROPOSAL NO. 1

ADOPTION OF AN AMENDMENT TO SECTION 2.01 OF THE
AMENDED AND RESTATED REGULATIONS OF THE COMPANY
TO REMOVE THE 70-YEAR AGE LIMIT FOR DIRECTORS

Proposal

Section 2.01 of the Company’s Amended and Restated Regulations (the “Regulations”) currently provides that “[n]o person shall be eligible to be elected or reelected as a director of the corporation after such person has reached the age of 70 years; except that this qualification shall not apply to a person elected as an initial director of the corporation who shall have reached 70 years of age at the time of such initial election.”  The proposed amendment to Section 2.01 of the Regulations would remove the 70-year age limit with respect to a person’s election or re-election as a director of the Corporation and thereby permit all persons, regardless of age, to be eligible for election or re-election as a director of the Company.  The text of Section 2.01, as amended, would read as follows:

Section 2.01.  Authority and Qualifications.  Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors.  Directors need not be shareholders of the corporation.

The Board believes that adoption of the proposed amendment to Section 2.01 of the Regulations is in the best interests of the Company and its shareholders.  It is the Board’s view that prohibiting an otherwise qualified person from serving as a director solely on the basis of the person’s age is an arbitrary limitation that will unnecessarily deprive the Company from obtaining the services and expertise of qualified, able and dedicated directors.

The Board believes that a director’s ability to serve the Company should be determined by his or her overall qualifications and experience, and should not be limited by the person’s age.  When considering potential candidates for the Board, the Company’s Executive Governance and Nominating Committee evaluates the entirety of each candidate’s credentials, including each candidates judgment, skill, strength of character and experience.  The Executive Governance and Nominating Committee strives to select candidates who have the highest personal and professional integrity; who have demonstrated exceptional ability and judgment; who will be most effective, in conjunction with the other members of the Board, in serving the long-term interests of the Company’s shareholders; who can devote the necessary time to serve as a director; and who have a working knowledge of financial statements and a sense of proper corporate governance.

The Executive Governance and Nominating Committee and the Board are committed to selecting nominees whom they believe possess the best qualifications to oversee the management of the Company.  It is the Board’s view that a director selection process which allows all qualified candidates to be considered regardless of age best achieves this goal and allows the shareholders to elect members of the Board from among the widest and most qualified pool of candidates.

The Board previously proposed and recommended that the shareholders of the Company adopt the proposed amendment to Section 2.01 of the Regulations at the 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”).  At the 2008 Annual Meeting, 2,381,560 common shares of the Company were voted “For” the proposed amendment, 944,480 common shares were voted “Against” the proposed amendment, and 882,148 common shares “abstained” from voting on the proposed amendment.  Although a majority of the votes cast on the proposed amendment to Section 2.01 of the Regulations at the 2008 Annual Meeting were cast in favor of the proposed amendment, the proposed amendment was not adopted because it failed to receive the affirmative vote of the holders of common shares entitling them to exercise not less than a majority of the voting power.

Because the proposed amendment to Section 2.01 of the Regulations received substantial support at the 2008 Annual Meeting, and because the Board continues to believe, for the reasons described above, that it is in the best interests of the Company to amend Section 2.01 of the Regulations to remove the 70-year age limit with respect to a person’s election or re-election as a director of the Company, the Board is resubmitting the proposed amendment for consideration by the shareholders of the Company at the Annual Meeting, and the Board recommends that shareholders vote FOR the proposed amendment to Section 2.01 of the Regulations.

If Section 2.01 of the Regulations is not amended, two current directors of the Company, Thomas A. Buis and Richard L. Hardgrove, will not be eligible for re-election upon the expiration of their current terms in 2009 and 2010, respectively.  Mr. Buis, whose current term will expire at the Annual Meeting, has been nominated to stand for re-election at the Annual Meeting contingent upon the adoption of the proposed amendment to Section 2.01 of the Regulations.  In nominating Mr. Buis for re-election, the Executive Governance and Nominating Committee considered the factors described above and concluded that the re-election of Mr. Buis would be in the best interests of the Company and its shareholders.

Recommendation and Vote

The affirmative vote of the holders of Common Shares entitling them to exercise not less than a majority of the voting power of the Company is required to adopt the proposed amendment to Section 2.01 of the Regulations.  The effect of an abstention or a broker non-vote is the same as a vote AGAINST the proposal.  If adopted by the shareholders, the proposed amendment to Section 2.01 of the Regulations will become effective immediately without any additional action.

Common Shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given (except in the case of broker non-votes), will be voted FOR the adoption of the proposed amendment to Section 2.01 of the Regulations.

Your Board Recommends that Shareholders Vote FOR the Adoption of the Proposed Amendment to Section 2.01 of the Regulations

ELECTION OF DIRECTORS

There are currently ten individuals serving as members of the Board, including four in the class whose terms expire at the Annual Meeting.  If the proposed amendment to Section 2.01 of the Regulations (Proposal No. 1) is adopted by the shareholders at the Annual Meeting, four directors will be elected at the Annual Meeting.  However, if the proposed amendment to Section 2.01 of the Regulations is not adopted by the shareholders at the Annual Meeting, the Board has approved a reduction in the number of directors of the Company from ten to nine, and a reduction in the number of directors in the class whose terms expire at the 2009 Annual Meeting from four to three, in accordance with Section 2.03 of the Regulations.  As a result, if the proposed amendment to Section 2.01 of the Regulations is not adopted by the shareholders at the Annual Meeting, only three directors will be elected at the Annual Meeting.

The Board proposes that each of the nominees identified below be elected for a new term of three years expiring in 2012.  Each of these nominees was approved by the Board upon the recommendation of the Executive Governance and Nominating Committee, except that Mr. Buis’ nomination was made conditioned upon and subject to the prior approval of the proposed amendment to Section 2.01 of the Regulations by the shareholders at the Annual Meeting.  If the proposed amendment to Section 2.01 of the Regulations is not adopted by the shareholders at the Annual Meeting, Mr. Buis will not be eligible to stand for re-election.

Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death.  Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees unless authority to vote for one or more nominees is withheld.  If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director for any reason, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board.  The Board has no reason to believe that any of the nominees named below will not serve if elected.

The following table gives certain information, as of the Record Date, concerning each nominee for election as a director of the Company.  Unless otherwise indicated, each person has held his principal occupation for more than five years.

Nominee	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Nominee for Term Expiring In

Thomas A. Buis	71	Insurance Analyst, Blanchard Valley Health System, Findlay, Ohio, a non-profit parent corporation of an integrated regional health system, since 2004; (Retired) President and Chairman of Spencer-Patterson Agency, Inc., Findlay, Ohio, an insurance agency, from 1975 to 2004; Director of Hancock County Board of Alcohol, Drug Addiction and Mental Health Services (non-profit); Director of The State Bank and Trust Company (“State Bank”) since 2004.	2001	2012

Nominee	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Nominee for Term Expiring In

Kenneth A. Joyce	60	President and Chief Executive Officer of the Company since 2002; Chairman, Chief Executive Officer and a Director of Rurbanc Data Services, Inc. (“RDSI”) since 1997; Director of State Bank since 2002; Director of RFCBC since 2004; Member of Investment Committee of Reliance Financial Services (now a division of State Bank) since March 2007; Director of Promedica-Defiance Regional Medical Center and Promedica Physicians Group; Chairman of Promedica-Defiance Regional Medical Center Finance Committee; Director of United Way (non-profit); Chairman and Director of Kettenring Country Club.	2002	2012

Thomas L. Sauer	61	President and Owner of City Beverage, a beer distributor; President of Sheep, Inc., a real estate holding company; Director of State Bank since 2004.	2005	2012

J. Michael Walz	65	General Dentist of Defiance Dental Group in Defiance, Ohio since 1968; Director of State Bank since 1989; Director of RFCBC since 2004; Director of RDSI since June 2008; Member of Investment Committee of Reliance Financial Services (now a division of State Bank) since 2007.	1992	2012

The following table gives certain information, as of the Record Date, concerning the current directors whose terms will continue after the Annual Meeting.  Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Name	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Term Expires In

Thomas M. Callan	66	(Retired) President and Owner of Defiance Stamping Company, Defiance Ohio, a metal stamping company, from 1980 to 2005; Partial Owner and Director, New Era, Bryan, Ohio, a fluid pump manufacturing company; Trustee, Defiance College; Director of State Bank since 1996.	2001	2010

Richard L. Hardgrove	70	(Retired) President and Chief Executive Officer of the Eastern Region of Sky Bank, Salineville, Ohio from 1998 to 2001; Deputy Superintendent of Banks, State of Ohio, from 1996 to 1998; Director of State Bank since 2004.	2004	2010

Steven D. VanDemark	56	General Manager of Defiance Publishing Company, Defiance, Ohio, publisher of The Crescent-News, a daily newspaper, since 1985; Director of Defiance Development and Tourism Bureau; Trustee, Defiance College; Member of the Organization and Marketing Committee, Defiance College; Chairman of the Board of the Company since 1992; Director of State Bank since 1990; Chairman of the Board of State Bank since 1992; Director of RDSI since 1997; Director of RFCBC since 2004.	1991	2010

John R. Compo	64	Chairman of Board and President of Compo Corporation, Defiance, Ohio, an industrial property management and logistical warehousing company, since 1966; Director of State Bank since 1985.	1987	2011

Robert A. Fawcett, Jr.	67	(Retired) Agent, Fawcett, Lammon, Recker and Associates Insurance Agency, Inc., Ottawa, Ohio, sales and service of property and casualty insurance since 1976; Director, Putnam County MRDD Housing Board; Director of State Bank since 2004.	1992	2011

Name	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Term Expires In

Rita A. Kissner	63	(Retired) City of Defiance, Ohio, served as Mayor from 1992 to 1999, Finance Director from 1987 to 1991, and Auditor from 1980 to 1986; Downtown Development Director, Defiance Development and Visitors Bureau from January 2007 to July 2008; Trustee, Vice-Chair, Defiance College Board of Trustees; Director of State Bank since 2004.	2004	2011

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Recommendation and Vote

Under Ohio law and the Company’s Regulations, the four nominees or three nominees, as applicable, who receive the greatest number of votes will be elected.

Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees named above unless authority to vote for one or more nominees is withheld.  Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more nominees by writing the name of the nominee(s) on the line provided on the proxy card.  Common Shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

Your Board Recommends That Shareholders Vote FOR the Election of All of the Board’s Nominees

CORPORATE GOVERNANCE

Director Independence

The Board has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries, including those described under the heading “TRANSACTIONS WITH RELATED PERSONS” beginning on page 47 of this proxy statement,  and the compensation and other payments, if any, each director has, both directly and indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director qualifies as independent under Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).

The Board has affirmatively determined that the Board has at least a majority of independent directors, and that each of the following directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Company’s banking subsidiaries and ownership of the Company’s Common Shares as described in this proxy statement) and thus qualifies as independent under NASDAQ Marketplace Rule 4200(a)(15):  Thomas A. Buis, Thomas M. Callan, John R. Compo, Robert A. Fawcett, Jr., Richard L. Hardgrove, Rita A. Kissner, Thomas L. Sauer, Steven D. VanDemark and J. Michael Walz.  In addition, John Fahl, who served as a director of the Company until his retirement on April 17, 2008, qualified as independent under NASDAQ Marketplace Rule 4200(a)(15) during his tenure on the Board in 2008.

Nominating Procedures

The Company has a standing Executive Governance and Nominating Committee that is responsible for identifying and recommending individuals qualified to become directors.  The Executive Governance and Nominating Committee recommended Thomas A. Buis, Kenneth A. Joyce, Thomas L. Sauer and J. Michael Walz for re-election as directors of the Company at the Annual Meeting.

When considering potential candidates for the Board, the Executive Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company’s shareholders.  The Executive Governance and Nominating Committee will consider those factors it deems appropriate in evaluating director candidates, including judgment, skill, strength of character and experience.   Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Executive Governance and Nominating Committee.

In considering candidates for the Board, the Executive Governance and Nominating Committee evaluates the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee.  However, the Executive Governance and Nominating Committee strives to select candidates who have the highest personal and professional integrity; who have demonstrated exceptional ability and judgment; who will be most effective, in conjunction with the other members of the Board, in serving the long-term interests of the Company’s shareholders; who can devote the necessary time to serve as a director; and who have a working knowledge of financial statements and a sense of proper corporate governance.

The Executive Governance and Nominating Committee consider candidates for the Board from any reasonable source, including shareholder recommendations.  The Executive Governance and Nominating Committee doesnot evaluate candidates differently based on who has made the recommendation or the source of the recommendation.  The Executive Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend director candidates for consideration by the Executive Governance and Nominating Committee by writing to Steven D. VanDemark, Chairman of the Board of the Company, Thomas A. Buis, Chairman of the Executive Governance and Nominating Committee, Kenneth A. Joyce, President and Chief Executive Officer of the Company, or Valda Colbart, the Company’s Investor Relations Officer.  To be considered, recommendations must be received at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512, no later than June 30th of the year preceding the annual meeting of shareholders and must state the qualifications of the proposed candidate.

Shareholders may also nominate an individual for election as a director of the Company by following the procedures set forth in the Company’s Regulations.  Pursuant to the Regulations, all shareholder nominations must be made in writing and delivered or mailed (by first class mail, postage prepaid) to the Secretary of the Company at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512.  Nominations for an annual meeting of shareholders must be received by the Secretary of the Company on or before the later of (a) the February 1st  immediately preceding the date of the annual meeting of shareholders or (b) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders at which directors were elected.  However, if the annual meeting of shareholders is not held on or before the 31st day next following the first anniversary of the most recent annual meeting of shareholders at which directors were elected, nominations must be received by the Secretary of the Company within a reasonable time prior to the date of the annual meeting of shareholders.  Nominations for a special meeting of shareholders at which directors are to be elected must be received by the Secretary of the Company no later than the close of business on the 7th day following the day on which the notice of the special meeting was mailed to shareholders.  In any event, each nomination must contain the following information: (a) the name, age and business or residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of Common Shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Code of Conduct

In accordance with the applicable provisions of the NASDAQ Marketplace Rules and the rules and regulations of the SEC, the Board has adopted the Rurban Financial Corp. Code of Conduct and Ethics which applies to the directors, officers and employees of the Company and its subsidiaries.  The Code of Conduct and Ethics is available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Code of Conduct.”

Communications with the Board

Shareholders may initiate communication to the Board either generally or in care of Valda Colbart, the Company’s Investor Relations Officer, or another corporate officer.  Any communication to the Board may be mailed to the Board, in care of Valda Colbart, the Company’s Investor Relations Officer, at the Company’s headquarters, 401 Clinton Street, Defiance, Ohio 43512.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  In addition, communication via the Company’s website at www.rurbanfinancial.net may be used.  All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors.  There is no screening process, and all shareholder communications that are received by officers for the Board’s attention are forwarded to the Board.

Director Stock Ownership Policy

The Company has a Director Stock Ownership Policy that requires each director of the Company to own a minimum of 2,500 Common Shares of the Company.  Newly elected directors are required to own 33% of the required number of Common Shares (i.e., 825 Common Shares) by the end of the first year of service, 66% of the required number of Common Shares (i.e., 1,650 Common Shares) by the end of the second year of service, and the full required number of Common Shares (i.e., 2,500 Common Shares) by the end of the third year of service on the Board.  All directors of the Company are currently in compliance with the Director Stock Ownership Policy.

MEETINGS AND COMMITTEES OF THE BOARD

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholder meetings.  The Board met ten times during 2008, of which eight were regularly scheduled meetings and two were unscheduled meetings.  All Directors attended 75% or more of the aggregate of the number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served with the exception of John R. Compo, who attended 64% of the aggregate of the number of meetings held in 2008.  In accordance with the NASDAQ Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders.  All of the incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on April 17, 2008 with the exception of John R. Compo.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities.  The standing committees are currently the Audit Committee, the Compensation Committee, the Executive Governance and Nominating Committee and the Loan Review Committee.  The charters of the Audit Committee, the Compensation Committee and the Executive Governance and Nominating Committee are available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Supplementary Info.”  The charter of each committee is also available in print to any shareholder who requests it.  Requests should be submitted in writing to Valda Colbart, Investor Relations Officer, Rurban Financial Corp., 401 Clinton Street, Defiance, OH  43512.

The following table shows the current membership of each of the standing committees of the Board.

Audit Committee	Compensation Committee	Executive Governance & Nominating Committee	Loan Review Committee
Thomas M. Callan	John R. Compo	Thomas A. Buis*	Thomas A. Buis
Robert A. Fawcett Jr.	Richard L. Hardgrove	Robert A. Fawcett Jr.	Thomas M. Callan*
Richard L. Hardgrove	Steven D. VanDemark	Steven D. VanDemark	Thomas L. Sauer
Rita A. Kissner*	J. Michael Walz*	J. Michael Walz

* Committee Chairperson

Audit Committee

The Audit Committee has four members and met ten times during the 2008 fiscal year.  The Board has determined that each member of the Audit Committee qualifies as independent under NASDAQ Marketplace Rules 4200(a)(15) and 4350(d)(2), as well as under Rule 10A-3 promulgated under the Exchange Act.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Company and its subsidiaries.  In addition, the Board has determined that Richard L. Hardgrove qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K promulgated by the SEC by virtue of his service as the President and Chief Executive Officer of Sky Bank prior to his retirement.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board.  At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  As set forth in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the accounting and financial reporting principles and policies and the internal accounting and disclosure controls and procedures of the Company and its subsidiaries;

•	the Company’s internal audit function;

•	the certification of the Company’s quarterly and annual financial statements and disclosures; and

•	the Company’s consolidated financial statements and the independent audit thereof.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.  The independent registered public accounting firm reports directly to the Audit Committee.  The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis.  Additionally, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries and ensures that the independent registered public accounting firm is  not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Additional information regarding the Audit Committee is provided under the heading “AUDIT COMMITTEE DISCLOSURE” beginning on page 48 of this proxy statement.  In addition, the “Audit Committee Report” relating to the 2008 fiscal year is set forth on page 50 of this proxy statement.

Compensation Committee

The Compensation Committee has four members and met four times during the 2008 fiscal year. The current members of the Compensation Committee are John R. Compo, Richard L. Hardgrove, Steven D. VanDemark and J. Michael Walz (Chairperson).  In addition, John Fahl served as a member of the Compensation Committee during the 2008 fiscal year prior to his retirement on April 17, 2008.   The Board has determined that each person who served as a member of the Compensation Committee during the 2008 fiscal year qualified as independent under Rule 4200(a)(15) of the NASDAQ Marketplace Rules during his tenure on the Compensation Committee.  In addition, each person who served as a member of the Compensation Committee during the 2008 fiscal year qualified as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act, during his tenure on the Compensation Committee.

The function of the Compensation Committee is to review and recommend to the Board the salary, bonus and other compensation to be paid to, and the other benefits to be received by, the Company’s executive officers, including the President and Chief Executive Officer.  In addition, the Compensation Committee evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees.  The Compensation Committee also administers the Company’s stock incentive plans.

Additional information regarding the Compensation Committee is provided under the heading “COMPENSATION OF EXECUTIVE OFFICERS–Overview” beginning on page 16 of this proxy statement.

Executive Governance and Nominating Committee

The Executive Governance and Nominating Committee has four members and met once during the 2008 fiscal year.  The Board has determined that each member of the Executive Governance and Nominating Committee qualifies as independent under NASDAQ Marketplace Rule 4200(a)(15).

The function of the Executive Governance and Nominating Committee is to assist the Board in identifying qualified individuals to become directors of the Company and its subsidiaries, determining the composition of the boards of directors and their committees, monitoring a process to assess the effectiveness of the boards of directors and developing and implementing the Company’s corporate governance guidelines.  The Executive Governance and Nominating Committee also evaluates the performance of the current members of the boards of directors of the Company and its subsidiaries on an annual basis.

Loan Review Committee

The Loan Review Committee has three members and met four times during the 2008 fiscal year.  The function of the Loan Review Committee is to assist the Board in fulfilling its oversight responsibilities of credit quality in the subsidiary banks.  The Loan Review Committee is comprised of independent directors who are not involved in the loan approval process at subsidiary banks, except when full Board approval is required due to the nature or size of a particular credit being presented.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Compensation Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive.  The Compensation Committee also provides oversight for all significant compensation plans for all officers, non-officers, and directors.

The Compensation Committee is comprised of four independent directors.  The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company.  The Compensation Committee has developed and implemented and maintains an executive compensation program that supports the overall objectives and performance of the Company and provides compensation levels that enable the organization to attract, retain and reward competent executive officers.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the 2008 fiscal year, as well as the other individuals included in the Summary Compensation Table on page 25 of this proxy statement, are referred to as the “named executive officers.”

Compensation Policies Toward Executive Officers

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.  The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain quality employees in key positions.  The Compensation Committee attempts to ensure that the compensation provided to key employees of the Company and its subsidiaries, including the named executive officers, remains competitive relative to the compensation paid to similarly situated employees at comparable companies.  The Compensation Committee further believes that such compensation should include both cash and equity-based compensation that rewards performance as measured against established goals.

In determining the compensation of the executive officers of the Company, including the named executive officers, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements.  There are two components of the annual cash compensation program for the executive officers of the Company:  (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp. At-Risk Incentive Compensation Plan (the “Incentive Compensation Plan”), which directly links bonuses to the financial performance of the Company.

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards such as stock options for all officers and directors of the Company.  The Compensation Committee reviews, modifies as necessary and approves recommendations made by the Chief Executive Officer regarding the Incentive Compensation Plan for all other officers and staff of the Company.  Decisions regarding annual merit increases in salaries of all officers and employees are based upon comparable market conditions, Company performance and inflation rates, and the range of such increases are presented by the Chief Executive Officer to the Compensation Committee or the full Board on an annual basis.

Based on the foregoing objectives, the Compensation Committee has structured the Company’s cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and rewards the executives for achieving those goals.

In 2008, the Compensation Committee engaged and retained the services of Larry R. Webber (“Webber”), a regionally recognized independent Executive Compensation Advisor.  A Compensation Retainer Services (“Retainer Services”) engagement was executed for 2008 that addressed additional planning and compliance oversight as well as, but not limited to, development of comparative peer group reviews, evaluation of various plans that impact executive compensation and meeting with and providing instruction to the Committee with regard to the elements of executive compensation planning.

As part of the Retainer Services, Webber prepared and presented a “2008 Executive Compensation Review” that included comparative peer information for executive officer and director compensation, a process for defining/aligning annual performance targets for selected executives, recommendations for revisions to the Company’s Incentive Compensation Plan and current trends in executive compensation.  As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Company (such as asset size and geographic location).  Three peer groups were constructed for use in the review that included information from the following: “SNL Executive Compensation Review,” “L.R. Webber Associates, Inc. 2007 Salary and Benefits Survey” which included institutions in Pennsylvania, Maryland, New York, New Jersey and Delaware, and the “Executive Research Institute 2007 Banking Survey” which reflected a national view of executive compensation as well as other position-specific surveys available from a variety of sources that were considered to be reflective of the complexity presented by the Company, especially for the positions of Chief Executive Officer and Chief Financial Officer.  The SNL Executive Compensation Review was expanded from the 2007 review and consisted of the following thirty-nine (39) financial service companies located in Michigan, Indiana, Ohio, Kentucky, Pennsylvania and West Virginia:

Company	Location
Community Bank Shares of Indiana, Inc.	New Albany, IN
MFB Corp.	Mishawaka, IN
Northwest Indiana Bancorp	Munster, IN
Tower Financial Corporation	Fort Wayne, IN
Monroe Bancorp	Bloomington, IN
HopFed Bancorp, Inc.	Hopkinsville, KY
Kentucky Bancshares, Inc.	Paris, KY
ChoiceOne Financial Services, Inc.	Sparta, MI
Community Central Bank Corporation	Mount Clemens, MI
Fentura Financial Inc.	Fenton, MI
FNBH Bancorp, Inc.	Howell, MI
O.A.K. Financial Corporation	Byron Center, MI
United Bancorp, Inc.	Tecumseh, MI
DCB Financial Corp.	Lewis Center, OH
Farmers & Merchants Bancorp, Inc.	Archbold, OH
Farmers National Banc Corp.	Canfield, OH
First Citizens Banc Corp.	Sandusky, OH
LCNB Corp.	Lebanon, OH

Company	Location
NB&T Financial Group, Inc.	Wilmington, OH
Ohio Valley Banc Corp.	Gallipolis, OH
American Bank Incorporated	Allentown, PA
Citizens Financial Services, Inc.	Mansfield, PA
CNB Financial Corporation	Clearfield, PA
Codorus Valley Bancorp, Inc.	York, PA
Community Bancorp, Inc.	Clarks Summit, PA
DNB Financial Corporation	Downingtown, PA
Fidelity D & D Bancorp, Inc.	Dunmore, PA
First Keystone Corporation	Berwick, PA
Franklin Financial Services Corp.	Chambersburg, PA
IBT Bancorp, Inc.	Irwin, PA
Norwood Financial Corp.	Honesdale, PA
Orrstown Financial Services, Inc.	Shippensburg, PA
Penns Woods Bancorp, Inc.	Williamsport, PA
Penseco Financial Services Corporation	Scranton, PA
QNB Corp.	Quakertown, PA
TF Financial Corporation	Newtown, PA
Tower Bancorp, Inc.	Greencastle, PA
Union National Financial Corporation	Lancaster, PA
Premier Financial Bancorp, Inc.	Huntington, WV

The information and recommendations of Webber have been utilized by the Compensation Committee and the Board to construct its compensation plan.  The Company uses the peer group information to ensure that the compensation provided to the Company’s executive officers remains competitive, equitable and supports the acquisition and retention of competent, effective and high quality executive talent.  The use of compensation consulting services is available to the Compensation Committee at any time and will be used as conditions change requiring review of the Company’s compensation plan.

The Company’s compensation programs were not changed in any significant manner during the 2008 fiscal year.

Components of Executive Compensation

For the fiscal year ended December 31, 2008, the principal components of compensation for named executive officers were:

•	base salary;
•	non-equity incentive compensation;
•	equity-based awards;
•	retirement, severance and change in control benefits; and
•	perquisites and other personal benefits.

Base Salary

The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, and analysis of how the Company’s and its subsidiaries’ compensation of its executive officers compares to compensation of individuals holding comparable positions with companies of similar asset size and complexity of operations.

During its review of each executive’s base salary, the Compensation Committee primarily considers:

•	market data provided by outside consultants such as Webber;
•	internal review of the executive’s compensation, both individually and relative to other officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon promotion or other change in job responsibility.  Merit based increases to salaries of the named executive officers are based on the Compensation Committee’s assessment of the individual’s performance and the other factors described above.  Comparison of Peer group compensation data was the primary factor used for purposes of setting the salary of the executive officers of the Company for the 2008 fiscal year.

The salary paid to Mr. Joyce for services rendered in his capacities as President and Chief Executive Officer of the Company during the 2008 fiscal year represented an increase of 8.75% over the salary paid with respect to the 2007 fiscal year.  Mr. Joyce did not receive a separate salary for services rendered in his capacities as Chairman and Chief Executive Officer of RDSI.

The salary paid to Mr. Sinn for services rendered in his capacities as Executive Vice President and Chief Financial Officer of the Company during the 2008 fiscal year represented an increase of 8.75% over the salary paid with respect to the 2007 fiscal year.

The salary paid to Mr. Klein for services rendered in his capacities as President and Chief Executive Officer of State Bank during the 2008 fiscal year represented an increase of 8.75% over the salary paid with respect to the 2007 fiscal year.

The salary paid to Mr. Thiemann for services rendered in his capacities as President of RDSI during the 2008 fiscal year represented an increase of 5.0% over the salary paid with respect to the 2007 fiscal year.  Mr. Thiemann did not receive a separate salary for services rendered in his capacity as President and Chief Executive Officer of RFCBC.

Non-Equity Incentive Compensation

The Incentive Compensation Plan is a Company-wide incentive compensation program which links executive officers’ incentive compensation directly to the Company’s performance and, thereby, to shareholder value.  The intent of the Incentive Compensation Plan is to align performance and thinking of the executive officers and other employees of the Company and its subsidiaries with the following organization-wide objectives of the Company:

•      Build a financial high performance company
•      Grow the business
•      Ensure sound operations, policies and procedures
•      Build on the value proposition strength within each business unit

All officers and employees of the Company and its subsidiaries (other than certain employees who receive sales commissions or certain other contractual incentives) were eligible to participate in the Incentive Compensation Plan for the 2008 fiscal year.  Officers and employees who were not employed for the full year were eligible to participate on a basis proportionate to their employment period.  Bonuses payable under the Incentive Compensation Plan are generally determined and paid prior to the end of February of the ensuing year.

In order for a named executive officer to qualify for a bonus payout under the Incentive Compensation Plan for the 2008 fiscal year, the Company had to meet or exceed certain pre-established net income targets for the year, and each of State Bank and RDSI had to obtain a “Satisfactory” rating or better on regulatory examinations and significant audits.  With respect to Mr. Thiemann, his bonus payout under the Incentive Compensation Plan for the 2008 fiscal year was tied to RDSI meeting or exceeding certain pre-established financial targets for RDSI for the year.  To receive a bonus payout under the Incentive Compensation Plan, the named executive officer must also be actively employed and in good standing with the Company at the time of the payout.

Bonuses under the Incentive Compensation Plan are calculated based on a percentage of the participant’s base salary for the applicable plan year.  The table below sets forth the bonus payouts (as a percentage of base salary) that each of the named executive officers were eligible to receive for the 2008 fiscal year if the Company met or exceeded the specified target levels for budgeted net income for the Company (or for Mr. Thiemann, if RDSI met or exceeded the specified target levels for budgeted net income for RDSI).

Incentive Compensation Plan Payout Levels for 2008 Fiscal Year

	Rurban Financial Corp. Bonus Payout Levels (1)
Named	85 –	95 –	100 –	105 –	110 –	115 –	120 –
Executive Officer	95%	100%	105%	110%	115%	120%+	125%
Kenneth A. Joyce	10.0%	15.0%	17.5%	20.0%	22.5%	25.0%	27.5%
Duane L. Sinn	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%
Mark A. Klein	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%

(1)
Reflects the amount of bonus (as a percentage of base salary) that each of the named executive officers was entitled to receive under the Incentive Compensation Plan if the Company met or exceeded the specified target levels for budgeted net income for the 2008 fiscal year.

	RDSI Bonus Payout Levels (2)
Named	85 –	95 -	105 –	110 –	115 –
Executive Officer	95%	105%	110%	115%	120%	> 120%
Henry R. Thiemann	7.5%	10.0%	12.5%	20.0%	27.5%	35.0%

(1)
Reflects the amount of bonus (as a percentage of base salary) that the named executive officer was entitled to receive under the Incentive Compensation Plan if RDSI met or exceeded the specified target levels for budgeted net income and 100% achievement of all goals for the 2008 fiscal year.

Messrs. Joyce, Sinn and Klein earned bonuses under the Incentive Compensation Plan at the 105-110% Bonus Payout Levels for the 2008 fiscal year, resulting in bonus payouts during the first quarter of 2009 to Messrs. Joyce, Sinn and Klein of $58,519, $19,470 and $27,930, respectively.  Mr. Thiemann earned a bonus under the Incentive Compensation Plan at the 95-105% Bonus Payout Level for the 2008 fiscal year, resulting in a bonus payout during the first quarter of 2009 to Mr. Thiemann of $17,223.

Messrs. Joyce, Sinn and Klein received no bonuses under the Incentive Compensation Plan for the 2007 fiscal year, while Mr. Thiemann received $15,000 under the Incentive Compensation Plan for the 2007 fiscal year.

On April 16, 2006, the Compensation Committee approved the payment of discretionary cash bonuses to Messrs. Joyce, Sinn and Klein of $20,000, $12,000, and $15,000, respectively, in respect of improved performance during the 2007 fiscal year.

Equity-Based Awards

The Company believes that it is also important to provide compensation which serves as an incentive for long-term corporate financial performance.  In that regard, the Board adopted, and the shareholders of the Company approved, the Rurban Financial Corp. 2008 Stock Incentive Plan (the “2008 Plan”) in 2008 to replace the Rurban Financial Corp. Stock Option Plan (“1997 Plan”) that expired in accordance with its terms in March 2007.  These stock incentive plans are intended to encourage participants to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join and/or remain with the Company and its subsidiaries.

The 2008 Plan authorizes the grant or award of the following (collectively, the “Awards”):

•	Incentive Stock Options

•	Nonqualified Stock Options;

•      Stock Appreciation Rights (“SARs”); and

•      Restricted Stock.

The Compensation Committee is responsible for the administration of the 2008 Plan, including the selection of participants to receive Awards and the determination of the type of Award granted to each participant, the level of participation of each participant and the other terms and conditions applicable to Awards.  However, any grant of an Award to a Director who is not an employee of the Company or any of its subsidiaries must be approved by the full Board.

On July 24, 2008, the Compensation Committee approved an award of 10,000 restricted Common Shares (the “Restricted Shares”) to Kenneth A. Joyce, President and Chief Executive Officer of the Company, pursuant to the 2008 Plan.  The Restricted Shares are subject to restrictions on transferability and risk of forfeiture until they become fully vested on December 31, 2010.  No other awards were granted under the 2008 Plan during the 2008 fiscal year.

Under the 1997 Plan, certain directors, officers and other key employees of the Company and its subsidiaries have been selected by the Compensation Committee to receive (i) incentive stock options (as defined in Section 422 of the Code), (ii) nonqualified stock options and (iii) stock appreciation rights (SARs). Each option or SAR awarded under the 1997 Plan has an exercise or base price equal to 100% of the fair market value of the Company’s Common Shares on the date of grant.

Retirement, Severance and Change in Control Benefits

Employment Agreements.  The Company has entered into an Employment Agreement with Kenneth A. Joyce, President and Chief Executive Officer of the Company (the “Employment Agreement”).  Under the terms of the Employment Agreement, Mr. Joyce is entitled to receive certain severance or change in control payments and benefits if he is terminated by the Company under certain circumstances.  Information regarding the payments and benefits provided under the Employment Agreement is set forth under the heading “EMPLOYMENT AGREEMENT” beginning on page 36 of this proxy statement.

                SERP Agreements.  The Company has entered into Supplemental Executive Retirement Plan Agreements with Kenneth A. Joyce, Mark A. Klein, Duane L. Sinn and Henry R. Thiemann (the “SERP Agreements”).  Under the terms of the SERP Agreements, the executive officers are entitled to receive certain benefits following retirement.  Information regarding the payments and benefits provided under the SERP Agreements is set forth under the heading “SERP AGREEMENTS” beginning on page 34 of this proxy statement.

                Change in Control Agreements.  The Company has entered into Change in Control Agreements with Mark A. Klein, Duane L. Sinn and Henry R. Thiemann (the “Change in Control Agreements”).  Under the terms of the Change in Control Agreements, each of the executive officers is entitled to receive certain benefits, including a lump sum cash payment, if the executive officer is terminated by the Company under certain circumstances in connection with a “change in control” of the Company.  Information regarding the Change in Control Agreements is set forth under the heading “CHANGE IN CONTROL AGREEMENTS” beginning on page 31 of this proxy statement.

Rurban ESOP.  The officers and employees of the Company and its subsidiaries are encouraged to maintain a significant long-term stock ownership position with the Company.  This has been fostered not only through the grant of options under the Company’s equity-based plans, but also by the Rurban ESOP which also serves as an employee retirement plan.  All full-time employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban ESOP.  Each year the Company and its subsidiaries may contribute an amount in cash and/or Common Shares determined by the Compensation Committee or full Board to the Rurban ESOP.  The contribution is allocated to the accounts of participants pro rata based on the amount of each participant’s compensation.  The Company and its subsidiaries contributed an aggregate amount of $588,700 to the Rurban ESOP for the 2008 fiscal year.  All amounts allocated to a participant’s account under the Rurban ESOP become vested following three years of continuous service with the Company and its subsidiaries.

Rurban Employee Stock Purchase Plan.  The Company also has a qualified Employee Stock Purchase Plan (the “ESPP”).  The purpose of the ESPP Plan is to provide employees of the Company and its subsidiaries with a convenient means by which they may purchase Common Shares of the Company on the open market.

              All employees of the Company and its subsidiaries are eligible to participate in the ESPP as of the first day of the month coincident with or immediately following the completion of three (3) months of employment with the Company or one of its subsidiaries, and will be a participant as of that date.  If a participant elects to participate in the ESPP, the participant authorizes the Company to deduct from his or her compensation for each payroll period the amount so elected on the applicable enrollment form. All payroll deductions under the ESPP are made on an after-tax basis.  All payroll deductions made under the ESPP are forwarded by the Company to its agent.  When the agent receives the payroll deductions, as soon as practicable, the agent purchases on the open market such number of Common Shares as may be purchased with such payroll deductions.  In addition, the agent will apply all cash dividends, if any, paid with respect to Common Shares held in a participant’s account to the purchase on the open market of additional Common Shares.

Rurban 401(k) Savings Plan.  All employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban 401(k) Savings Plan (the “Rurban Savings Plan”).  There are four types of contributions that are contemplated under the Rurban Savings Plan:  (1) pre-tax elective deferral contributions by each participant of a percentage of his or her annual compensation; (2) matching contributions made by the employer in cash in an amount determined by the Board; (3) Roth IRA; and (4) qualified rollover contributions by a participant from another qualified plan.  The Company and its subsidiaries contributed an aggregate amount of $288,825 to the Rurban Savings Plan for the 2008 fiscal year.  For the 2008 fiscal year, the amount of the matching contributions made on behalf of each participant in the Rurban Savings Plan was 50% of the amount of such participant’s pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation.  All employee contributions to the Rurban Savings Plan are fully-vested upon contribution.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain quality employees for key positions.

                Life Insurance Benefits.  The Company pays premiums on behalf of certain officers, including each of the named executive officers, for a group term life insurance policy which provides a $50,000 death benefit in respect of each officer. Additional life insurance is provided to certain officers and directors of the Company through bank-owned life insurance (“BOLI”) policies.  BOLI policies are widely used by banks and provide a tax exempt investment vehicle for State Bank while providing death benefits to both the organization and the insured.  By way of separate split-dollar agreements, the death benefits provided by the BOLI policies are divided between State Bank and the insureds’ beneficiaries.  With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries. The cash surrender value of the Company’s BOLI policies totaled approximately $12,625,015 at December 31, 2008.  The beneficiaries of Kenneth A. Joyce, Duane L. Sinn, Mark A. Klein and Henry R. Thiemann were entitled to receive death benefits of $1,146,288, $150,000, $250,000 and $477,361, respectively, under the Company’s BOLI policies as of December 31, 2008.

Other Perquisites and Benefits. Other perquisites and personal benefits provided by the Company to the named executive officers include the use of company automobiles, country club memberships, and tax preparation assistance (CEO and CFO only).

Tax and Accounting Considerations

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment.  The Company selected the modified prospective application.  Accordingly, after January 1, 2006, the Company began expensing the fair value of stock options granted, modified, repurchased or cancelled.  In accordance with SFAS 123R and related interpretations, $112,982 in compensation expense was recognized by the Company with respect to stock options and SARs that were granted, modified, repurchased or cancelled in the 2008 fiscal year.

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation awarded or paid to, or earned by, each of the named executive officers of the Company during the 2008, 2007 and 2006 fiscal years.

Summary Compensation Table for 2008 and 2007 Fiscal Years

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
				Stock	Option	Non- Equity Incentive Plan	Change in Pension Value and Nonqualified and Deferred Comp.	All Other
Name and		Salary	Bonus	Awards	Awards	Comp.	Earnings	Comp.		Total
Principal Position	Year	($)	($) (1)	($)	($) (2)	($) (3)	($) (4)	($)		($)

Kenneth A. Joyce
President & Chief Executive Officer of the Company; Chairman & Chief Executive Officer of RDSI	2008	$292,594	—	$100,000	$5,697	$58,519	$88,587	$24,589	(5)	$569,985
	2007	$272,045	$20,000	—	$5,697	—	$88,587	$35,784	(5)	$422,114

Duane L. Sinn
Executive Vice President & Chief Financial Officer of the Company	2008	$129,828	—	—	$3,744	$19,470	$3,592	$18,433	(6)	$175,068
	2007	$119,309	$12,000	—	$3,744	—	$3,383	$23,221	(6)	$161,658

Mark A. Klein
President & Chief Executive Officer, The State Bank and Trust Company	2008	$186,208	—	—	$9,690	$27,930	$7,384	$14,091	(7)	$245,302
	2007	$171,007	$15,000	—	$9,690	—	$6,955	$22,463	(7)	$225,115

Henry R. Thiemann
President of RDIS; President and Chief Executive Officer of RFCBC	2008	$173,533	—	—	$1,384	$17,223	$44,595	$11,834	(8)	$248,569
	2007	$167,417	—	—	$1,384	$12,000	$44,595	$29,142	(8)	$254,537

(1)	The amounts shown in column (d) reflect discretionary cash bonuses approved by the Compensation Committee on April 16, 2008 in respect of performance during the 2007 fiscal year.

(2)
The amounts shown in column (f) reflect the expense recognized for financial statement reporting purposes, for the 2008 and 2007 fiscal year, with respect to stock options and SARs granted to each named executive officer.  The amounts are calculated in accordance with SFAS 123R and include amounts expensed for each fiscal year with respect to awards granted to each named executive officer in prior fiscal years.

(3)	The amounts shown in column (g) are bonuses earned by Mr. Joyce, Mr. Sinn, Mr. Klein and Mr. Thiemann under the Company’s Incentive Compensation Plan.

(4)
The amounts shown in column (h) reflect the actuarial increase in the present value of the named executive officer’s accumulated benefits under his SERP Agreement determined using assumptions consistent with those used in the Company’s financial statements and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

(5)	“All Other Compensation” amounts for Mr. Joyce for the 2008 and 2007 fiscal years reflect:

•
$6,896 and $6,892 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Joyce for the 2008 and 2007 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$12,150 allocated to the account of Mr. Joyce under the Rurban ESOP for the 2007 fiscal year.  The amount to be allocated to the account of Mr. Joyce under the Rurban ESOP with respect to the 2008 fiscal year has not been determined as of the date of this proxy statement;

•	$6,401 and $4,463 received by Mr. Joyce from the Company during the 2008 and 2007 fiscal years, respectively, as an automobile usage allowance;

•	$5,055 and $6,362 of taxable income recognized on split-dollar BOLI for the 2008 and 2007 fiscal years, respectively;

•	$900 and $600 for the 2008 and 2007 fiscal years, respectively, for Company contributions to Mr. Joyce’s Health Savings Account (“HSA”);

•
$865 and $845 for the 2008 and 2007 fiscal years, respectively, for tax preparation assistance that was provided due to his personal tax returns being subject for review by the IRS in connection with tax reviews performed on the Company and its subsidiaries; and

•	$4,471 and $4,471 for country club dues paid for Mr. Joyce by the Company during the 2008 and 2007 fiscal years, respectively.

(6)	“All Other Compensation” amounts for Mr. Sinn for the 2008 and 2007 fiscal years reflect:

•
$3,895 and $3,579 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Sinn for the 2008 and 2007 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$6,504 allocated to the account of Mr. Sinn under the Rurban ESOP for the 2007 fiscal year..  The amount to be allocated to the account of Mr. Sinn under the Rurban ESOP with respect to the 2008 fiscal year has not been determined as of the date of this proxy statement;

•	$8,658 and $10,584 received by Mr. Sinn from the Company during the 2008 and 2007fiscal years, respectively, as an automobile usage allowance;

•	$159 and $156 of taxable income recognized on split-dollar BOLI for the 2008 and 2007 fiscal years, respectively;

•
$225 and $48, which represents the premiums paid on Mr. Sinn’s behalf during the 2008 and  2007 fiscal year, respectively, for a group term life insurance policy which has a death benefit equal to 200% of Mr. Sinn’s annual salary less $50,000 (maximum $300,000);

•	$900 and $600 for the 2008 and 2007 fiscal years, respectively, for Company contributions to Mr. Sinn’s Health Savings Account (“HSA”);

•
$350 and $250 for the 2008 and 2007 fiscal years, respectively, for tax preparation assistance that was provided due to his personal tax returns being subject for review by the IRS in connection with tax reviews performed on the Company and its subsidiaries; and

•	$4,471 and $1,500 for country club dues paid for Mr. Sinn by the Company during the 2008, and 2007 fiscal years, respectively.

(7)	“All Other Compensation” amounts for Mr. Klein for the 2008 and 2007 fiscal years reflect:

•
$5,586 and $5,129 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Klein for the 2008 and 2007 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$9,011 allocated to the account of Mr. Klein under the Rurban ESOP for the 2007 fiscal year..  The amount to be allocated to the account of Mr. Klein under the Rurban ESOP with respect to the 2008 fiscal year has not been determined as of the date of this proxy statement;

•	$3,120 and $2,962 received by Mr. Klein from the Company during the 2008 and 2007 fiscal years, respectively, as an automobile usage allowance;

•	$913, and $690 of taxable income recognized on split-dollar BOLI for the 2008 and 2007 fiscal years, respectively;

•
$690 and $200, respectively, which represent the premiums paid during the 2008 and 2007 fiscal years, respectively, on Mr. Klein’s behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Klein’s annual salary less $50,000 (maximum $300,000); and

•	$4,471 and $4,471 for country club dues paid for Mr. Klein by the Company during the 2008 and 2007 fiscal years, respectively.

(8)	“All Other Compensation” amounts for Mr. Thiemann for the 2008 and 2007 fiscal years reflect:

•
$5,206 and $3,670 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Thiemann for the 2008 and 2007 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$9,024 allocated to the account of Mr. Thiemann under the Rurban ESOP for the 2007 fiscal year..  The amount to be allocated to the account of Mr. Thiemann under the Rurban ESOP with respect to the 2008 fiscal year has not been determined as of the date of this proxy statement;

•	$2,531 and $1,897 received by Mr. Thiemann from the Company during the 2008 and 2007 fiscal years, respectively as an automobile usage allowance;

•	$2,597 and $3,216 of taxable income recognized on split-dollar BOLI for the 2008 and 2007 fiscal years, respectively;

•	$9,835 received by Mr. Thiemann for reimbursement of moving expenses during the 2007 fiscal year; and

•	$1,500 and $1,500 for country club dues paid for Mr. Thiemann by the Company during the 2008 and 2007 fiscal years, respectively.

Grants of Plan-Based Awards

The following table sets forth information pertaining to the equity-based awards made to each of the named executive officers of the Company during the 2008 fiscal year under the 2008 Plan, as well as the range of potential payouts under the Incentive Compensation Plan.

Grants of Plan-Based Awards for 2008 Fiscal Year

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options ($/Sh) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)

Kenneth A. Joyce	7/24/2008	—	—	—	10,000	—	$10.00	$100,000
		$29,259	$51,204	$80,463	—	—	—	—

Duane L. Sinn		$9,737	$16,228	$29,211

Mark A. Klein		$13,966	$23,276	$41,897

Henry R. Thiemann		$17,375	$21,692	$60,737

(1)
Reflects the estimated potential threshold, target and maximum bonus payouts that each of the named executive officers was eligible to receive pursuant to the Incentive Compensation Plan if the Company had met or exceeded the following specified target levels for budgeted net income for the 2008 fiscal year:  Threshold: 95-100%; Target: 100-105%; Maximum: 120-125%+.  See “COMPENSATION OF EXECUTIVE OFFICERS–Components of Executive Salary–Non-Equity Incentive Compensation” beginning on page 18 of this proxy statement.

(2)
On January 21, 2009, the Compensation Committee approved bonus payouts under the Company’s Incentive Compensation Plan for the 2008 fiscal year of $59,814, $19,902, $28,548 and $17,375 for Mr. Joyce, Mr. Sinn, Mr. Klein and Mr. Thiemann, respectively.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the unexercised stock options, SARs and restricted stock held by each of the named executive officers as of the end of the 2008 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar.

Outstanding Equity Awards at Fiscal Year-End for 2008

(a)	(b)		(c)		(d)	(e)	(f)		(g)
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)

Kenneth A. Joyce	5,250		—		$11.07	11/20/2010
	20,000		—		$13.85	01/21/2014
	20,000	(2)	—		$14.15	03/16/2015
	2,117		3,175	(3)	$11.50	02/14/2017
	2,000		3,000	(2) (3)	$11.50	02/14/2017
							100,000	(5)	$76,000

Duane L. Sinn	788		—		$11.07	11/20/2010
	1,250		—		$13.85	01/21/2014
	2,706		4,058	(3)	$11.50	02/14/2017

Mark A. Klein	6,000		4,000	(4)	$11.72	12/21/2015
	2,000		3,000	(3)	$11.50	02/14/2017

Henry R. Thiemann	5,250		—		$11.07	11/20/2010
	10,000		—		$13.85	01/21/2014
	3,000	(2)	—		$14.15	03/16/2015
	1,000		1,500	(3)	$11.50	02/14/2017

(1)	Unless otherwise indicated, all amounts reflect Common Shares of the Company underlying stock options granted pursuant to the 1997 Plan.

(2)
Reflects “tandem” SARs awarded under the 1997 Plan in connection with the grant of the same number of nonqualified stock options.  Each SAR represents the right to receive, upon exercise, an amount, payable in cash, equal to the excess, if any, of the market value of the Company’s Common Shares over the base value of the grant (as set forth in column (d)).

(3)	Stock options and SARs have 10-year terms and will vest as follows: one-third (1/3) on February 14, 2010; one-third (1/3) on February 14, 2011; and one-third (1/3) on February 14, 2012.

(4)	Stock option has 10-year term and will vest as follows: one-half (1/2) on December 21, 2009; and one-half (1/2) on December 21, 2010.

(5)	Restricted Shares awarded pursuant to the 2008 Plan. Restricted Shares are subject to restrictions on transferability and risk of forfeiture until they become fully vested on December 31, 2010.

Option Exercises and Restricted Stock Vesting During 2008 Fiscal Year

None of the Company’s named executive officers exercised any stock options or SARs during the 2008 fiscal year.  Similarly, no restricted stock granted to any of the Company’s named executive officers vested during the 2008 fiscal year.

Non-Qualified Deferred Compensation

On November 29, 2006, the Board approved the adoption of a Non-Qualified Deferred Compensation Plan, within the meaning of Title I of ERISA (the “Deferral Plan”), effective as of January 1, 2007. The purpose of the Deferral Plan is to help attract key associates by providing a retirement benefit to certain high ranking and highly compensated employees and directors of the Company and its subsidiaries which is above the statutory maximum limits for the Rurban ESOP.  Eligibility for participation in the Deferral Plan is limited to employees of the Company and its subsidiaries in the positions of Senior Vice President and above who qualify as highly compensated employees under the terms of the Deferral Plan, as well as directors of the Company, State Bank and RDSI.

            The Deferral Plan permits participants to voluntarily defer the payment of up to 100% of annual compensation in the case of directors, and up to 75% of annual compensation in the case of all other participants.  Deferral elections for each plan year must be made before November 30th of the prior calendar year and are irrevocable during the plan year.  Amounts deferred are credited to the participants’ accounts under the Deferral Plan at the time the base salary or bonus compensation would otherwise have been paid. Participants may elect to have their accounts invested in a variety of mutual fund options. Participant accounts are fully vested under the Deferral Plan.  The Deferral Plan is “unfunded,” which means that no assets are set aside in trust separate from the general assets of the Company.  Thus, all amounts allocated to participant accounts under the Deferral Plan will be recorded as a liability on the Company’s accounting books, and such funds will be subject to the claims of the Company’s creditors.

            Participants may elect to receive distributions of their Deferral Plan accounts following the termination of employment for any reason, including voluntary resignation, retirement, disability, or death.  Participants are also permitted to elect to receive “in service distributions” of their Deferral Plan accounts prior to their termination of employment, subject to certain requirements.  Participants may elect to receive distributions either in a lump sum or in a series of approximately equal annual installments over a period of up to ten (10) years.  Elections as to the form and timing of distributions generally must be made by a participant at the time the deferral is elected, although participants are permitted to change their elections if they comply with certain requirements set forth in Section 409A of the Code.  The Deferral Plan also provides that participants may receive a distribution upon a defined change in control.

The table below shows the named executive officers who had deferred compensation under the Deferral Plan as of the 2008 fiscal year-end.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Mark A. Klein	$3,000	$0	$(2,140)	$0	$4,142.86

Change in Control Agreements

                The Company entered into Change in Control Agreements on March 1, 2006 with Mark A. Klein, Duane L. Sinn and Henry R. Thiemann.  The Company subsequently entered into a revised Change of Control Agreement with Mr. Thiemann on April 16, 2008 to reflect his appointment as President of RDSI.  The Change in Control Agreements were subsequently amended and restated in December 2008 to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

                  The term of each Change in Control Agreement is 24 months (36 months for Mr. Sinn).  Each Change in Control Agreement will renew automatically for an additional 12-months unless the Company notifies the executive officer at least 90 days before the end of the then-current term that the Company does not wish to renew the Change in Control Agreement.  The Company is prohibited from delivering such notice during the “Protection Period” and each Change in Control Agreement will remain in effect throughout any Protection Period.  The Change in Control Agreements define the “Protection Period” as the period beginning on the first date the Board learns of an event that would result in a “Change in Control” if completed and ending on the latest of:

•	the last day of the 12-month period beginning after the Change in Control;

•
60 days after the date the executive officer learns of an event occurring during the Protection Period which falls within the definition of “Good Reason” and which the Company or its successor concealed; or

•	60 days after the conclusion of an unsuccessful attempt to terminate the executive officer for “Cause” (as defined in the Change in Control Agreements).

Each Change in Control Agreement will terminate on the earliest to occur of the following events:

•	the executive officer’s employment is terminated before the beginning of a Protection Period;

•	the executive officer agrees to terminate the Change in Control Agreement; or

•	all payments due to the executive officer under the Change in Control Agreement have been paid.

                A “Change in Control” is defined by the Change in Control Agreements as:

•	any transaction that would be required to be reported in a proxy statement sent to the Company’s shareholders;

•
a merger or consolidation of the Company or the purchase of all or substantially all of the Company’s assets by another person or group, in each case, resulting in less than a majority of the successor entity’s outstanding voting stock being owned immediately after the transaction by the holders of the Company’s voting stock before the transaction;

•	any person becoming a “beneficial owner” of securities representing 50% or more of the combined voting power of the Company eligible to vote for the election of the Company’s Board;

•
any person other than the Company, the executive officer or the Rurban ESOP becoming the beneficial owner of securities representing 25% or more of the combined voting power of the Company (disregarding any securities which were not acquired for the purpose of changing or influencing control of the Company);

•
individuals who constitute the Company’s Board on March 1, 2006 ceasing for any reason to constitute at least a majority of the members of the Company’s Board (unless the new directors were approved by the vote of at least 2/3rds of the then incumbent directors); or

•	any other change of control of the Company similar in effect to any of the foregoing.

Under each Change in Control Agreement, (1) if an executive officer is terminated by the Company or its successor in connection with a “change in control” of the Company (other than termination of employment for “Cause” as defined in the Change of Control Agreements) during the Protection Period or (2) if the executive officer terminates employment for “Good Reason” during the Protection Period, the Company or its successor will:

•
pay the executive officer a lump sum cash payment equal to two times the executive officer’s “Annual Direct Salary” (i.e., the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment);

•
provide the executive officer and the executive officer’s family (if the executive officer elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of two years, at the same level and subject to the same terms that were in effect on the first day of the Protection Period; and

•	any other payments or benefits to which the executive officer is entitled under the terms of any other agreement, arrangement, plan or program in which the executive officer participates.

                If a termination under the circumstances described above in connection with a “change of control” of the Company had occurred on December 31, 2008, Messrs. Thiemann, Klein and Sinn would have been entitled to receive lump sum cash payments of $351,574, $380,640 and $265,354, respectively. In addition, each of Messrs. Thiemann, Klein and Sinn (and his family) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of two years following termination, at an annual cost to the Company of approximately $16,000 for each executive officer.

                If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage.  The amount of this cash payment will be “grossed up” to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the amount of compensation payable under the executive officer’s Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

                Under each Change in Control Agreement, if an executive officer’s employment is terminated for “Cause” (as defined in the Change in Control Agreements) or if the executive officer voluntarily terminates his employment without “Good Reason” (as defined in the Change in Control Agreements), the Change in Control Agreement will terminate immediately and the executive officer will not be entitled to any compensation or benefits other than salary accrued through the date his employment terminated and benefits to which the executive officer is entitled under the terms of the Company’s (or any successor entity’s) benefit plans.

                If an executive officer dies or becomes permanently disabled during his employment, his Change in Control Agreement will terminate and the Company will have no further obligations to the executive officer under his Change in Control Agreement.  However, any compensation that becomes payable to an executive officer under his Change in Control Agreement prior to his death or permanent disability will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The Change in Control Agreements require that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

                The Change in Control Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the Change in Control Agreements by seeking other employment or otherwise.  The compensation payable to the executive officers under the Change in Control Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company or its successor and their subsidiaries.

                If a change in control occurs and the executive officer receives payments under his Change in Control Agreement, the executive officer will be prohibited from engaging in the following activities for two years following the termination of the executive officer’s employment with the Company or its successor:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of the change in control;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•
directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

                The Change in Control Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company or its successor and their subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a Change in Control Agreement, the parties will submit the dispute to binding arbitration.  The Company and its subsidiaries will bear all costs associated with any disputes arising under the Change in Control Agreements, including reasonable accounting and legal fees incurred by the executive officer.

SERP Agreements

                Effective March 1, 2006, the Company entered into SERP Agreements with Kenneth A. Joyce, Mark A. Klein, Duane L. Sinn and Henry R. Thiemann.  The SERP Agreements supersede the Executive Salary Continuation Agreements previously entered into by the Company and Messrs. Joyce, Sinn and Thiemann. The SERP Agreements were subsequently amended and restated in December 2008 to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

                Under the SERP Agreements, if the executive officer remains in the continuous employment of the Company until the executive officer’s “Retirement Date” (i.e., age 65 for Messrs. Klein, Sinn and Thiemann and age 62 for Mr. Joyce, unless shortened or extended by the Board), beginning on the first day of the month following the executive officer’s termination of employment after the Retirement Date, the executive officer will receive an annual benefit equal to 20% (25% for Mr. Joyce, 15% for Mr. Klein) of his “Annual Direct Salary” in equal monthly installments of 1/12th of the annual benefit for a period of 180 months.  “Annual Direct Salary” means the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment.

    If there is a “Change in Control” of the Company (as defined in the SERP Agreements) and the executive officer is terminated after such Change in Control, the executive officer will receive an annual benefit equal to 20% (25% for Mr. Joyce, 15% for Mr. Klein) of his Annual Direct Salary calculated as of the date of the change in control or the date the executive officer’s employment is terminated, whichever is higher.  The annual benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months beginning on the first day of the month following the executive officer’s termination.  If the compensation provided to an executive officer under his SERP Agreement in connection with a Change in Control would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the relevant portions of any separate Change in Control Agreement between the Company and the executive officer would apply.  If the Company and the executive officer are not parties to a separate Change in Control Agreement, the amount of compensation payable under the executive officer’s SERP Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.  “Change in Control” is defined in the SERP Agreements in the same manner as the Change in Control Agreements.

                If an executive officer voluntarily terminates his employment prior to the executive officer’s Retirement Date, the executive officer’s SERP Agreement will terminate immediately and the Company will pay the executive officer an early retirement benefit equal to:

•	10% (15% for Mr. Joyce and 5% for Mr. Klein) of the executive officer’s Annual Direct Salary if the executive officer terminates employment between age 55 and 60;

•	15% (20% for Mr. Joyce and 10% for Mr. Klein) of the executive officer’s Annual Direct Salary if the executive officer terminates employment between age 60 and 65; or

•	20% (25% for Mr. Joyce and 15% for Mr. Klein) of the executive officer’s Annual Direct Salary if the executive officer terminates employment at age 65 (age 62 for Mr. Joyce).

                The early retirement compensation described above will be paid beginning on the first day of the month following the executive officer’s termination in equal monthly installments of 1/12th of the annual benefit for a period of 180 months.  If the executive officer dies at any time prior to the executive officer’s Retirement Date while employed by the Company, the executive officer’s death will be treated as a termination prior to Retirement Date and the executive officer’s designated beneficiary or estate will receive an early retirement benefit as described above.  If the executive officer voluntarily terminates his employment prior to age 55 or if the executive officer is discharged for “Cause” (as defined in the SERP Agreements), the executive officer will not be entitled to any compensation under his SERP Agreement.

                If an executive officer dies or becomes permanently disabled during his employment, the executive officer’s SERP Agreement will terminate and the Company will have no further obligations to the executive officer under the SERP Agreement.  However, any compensation that becomes payable to an executive officer under his SERP Agreement prior to the executive officer’s death or permanent disability (i.e., compensation arising from termination on or after Retirement Date, prior to Retirement Date or following a Change in Control) will continue to be paid to the executive officer or the executive officer’s designated beneficiary or estate, as appropriate.

The SERP Agreements require that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

                The SERP Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the SERP Agreements by seeking other employment or otherwise.  The compensation payable to the executive officers under the SERP Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company and its subsidiaries.

                During the term of the SERP Agreements and for a period of two years thereafter, the executive officers are prohibited from:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries at the beginning of the non-competition period;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment with the Company) to become a customer or referral source of another company; and

•
directly or indirectly contacting, soliciting or inducing any of the employees of the Company and its subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its subsidiaries or to seek, obtain or accept employment with another company.

                The SERP Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company and its subsidiaries to any person other than an employee of the Company or its subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company and its subsidiaries.

                In the event of a dispute between the Company and the executive officer regarding a SERP Agreement, the parties will submit the dispute to binding arbitration.  The Company and its subsidiaries will bear all costs associated with any disputes arising under the SERP Agreements, including reasonable accounting and legal fees incurred by the executive officer.

Employment Agreement

                The Company entered into the Employment Agreement with Kenneth A. Joyce on March 1, 2006.  The Employment Agreement supersedes the Change in Control Agreement previously entered into by the Company and Mr. Joyce.  The Employment Agreement was subsequently amended in 2008 to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

                Under the Employment Agreement, Mr. Joyce is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Board.  Mr. Joyce must devote his full time and attention to the Company’s business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries.  Mr. Joyce is also prohibited from serving any company which competes with the Company or its subsidiaries.

Term.  The term of the Employment Agreement runs from March 1, 2006 to March 1, 2009, but the term will be automatically extended to December 31, 2010 unless either party provides the other party with notice of nonrenewal no later than September 2, 2008. No notice of nonrenewal was provided by either party by September 2, 2008.  Therefore the term of the Employment Agreement has been extended to December 31, 2010.

Compensation.  During the term of the Employment Agreement, Mr. Joyce will be paid an annual base salary of $299,072 or a higher amount set by the Company.  Mr. Joyce is also entitled to:

•	receive bonuses from time to time as the Company, in its sole discretion, deems appropriate;

•	receive paid vacation time in accordance with policies established by the Board;

•
participate in any of the Company’s employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Joyce, unless the change would apply to all of the Company’s executive officers and would not affect Mr. Joyce disproportionately); and

•	receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Board.

If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage.  The amount of this cash payment will be “grossed up” to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

Termination Resulting from Disability or Death.  If Mr. Joyce dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Joyce under the Employment Agreement.  However, any compensation that becomes payable to Mr. Joyce under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Joyce or his designated beneficiary or estate, as appropriate.

Termination for “Cause” or Without “Good Reason”.  If Mr. Joyce’s employment is terminated by the Board for “Cause” or by Mr. Joyce without “Good Reason,” the Employment Agreement (and all of Mr. Joyce’s rights under the Employment Agreement) will terminate automatically.  If Mr. Joyce’s employment is terminated other than for Cause and the Company subsequently learns that Mr. Joyce actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Joyce (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment.  “Cause” is defined in the Employment Agreement to include:

•	the willful failure to substantially perform job duties;

•	willfully engaging in misconduct injurious to the Company;

•	dishonesty, insubordination or gross negligence in the performance of duties;

•	breach of a fiduciary duty involving personal gain or profit;

•	any violation of any law, rule or regulation governing public companies, banks or bank officers or any regulatory enforcement actions issued by a regulatory authority against the executive;

•	conduct which brings public discredit to the Company;

•	conviction of, or plea of guilty or nolo contendere to, a felony, crime of falsehood or a crime involving moral turpitude;

•	unlawful discrimination or harassment affecting the Company’s employees, customers, business associates or contractors;

•	theft or abuse of the Company’s property;

•	the recommendation of a state or federal bank regulatory authority to remove the executive from his position with the Company;

•	willful failure to follow the good faith lawful instructions of the Company’s Board;

•	material breach by the executive of any contract or agreement with the Company; or

•	unauthorized disclosure of the Company’s trade secrets or confidential information.

Termination by the Company Without “Cause” or by Mr. Joyce for “Good Reason”.  If Mr. Joyce’s employment is terminated by the Company without Cause or by Mr. Joyce with “Good Reason” (and such termination does not occur in connection with a “Change in Control” as defined below), the Company will:

•
pay Mr. Joyce an amount equal to two times his “Agreed Compensation” (i.e., the sum of (a) the average of Mr. Joyce’s annual base salary for the five calendar years immediately preceding his termination and (b) the average of Mr. Joyce’s annual bonuses for the five calendar years immediately preceding his termination) in 24 equal monthly installments;

•
provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of one year, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

•	pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

“Good Reason” is defined in the Employment Agreement to include:

•	the assignment of duties and responsibilities inconsistent with Mr. Joyce’s status as Chief Executive Officer;

•	requiring Mr. Joyce to move his office more than 50 miles from the location of the Company’s principal office in Defiance, Ohio;

•	reducing Mr. Joyce’s annual base salary (except for reductions resulting from a national financial depression or bank emergency and implemented for all of the Company’s senior management);

•	materially reducing the employee benefits afforded to Mr. Joyce (unless the reduction applies to all of the Company’s executive officers);

•	the Company’s attempt to amend or terminate the Employment Agreement without Mr. Joyce’s consent;

•	the failure of any successor of the Company to assume the Company’s obligations under the Employment Agreement; and

•	any unsuccessful attempt to terminate Mr. Joyce for Cause.

                If a termination of Mr. Joyce’s employment under the circumstances described above had occurred on December 31, 2008, Mr. Joyce would have been entitled to receive an amount equal to $562,766 in 24 equal installments of $23,449 each.  In addition, Mr. Joyce (and his family) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of one year following termination, at an annual cost to the Company of approximately $16,000.

Termination in Connection With a Change in Control.  If, at any time during the period beginning on the date the Board first learns of a possible Change in Control and ending one year after the Change in Control, Mr. Joyce’s employment is terminated (1) by the Company without Cause or (2) by Mr. Joyce for Good Reason, the Company or its successor will:

•	pay Mr. Joyce a lump sum cash payment in an amount equal to 2.99 times his Agreed Compensation;

•
provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

•	pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

                If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage.  The amount of this cash payment will be “grossed up” to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

The Employment Agreement defines a “Change in Control” to mean the occurrence of any of the following:

•
Any person or group of acquires Company stock that, together with Company stock previously acquired by the person or group, constitutes more than 50% of the total fair market value or total voting power of all stock of the Company;

•	Any person or group acquires Company stock possessing 30% or more of the total voting power of all stock of the Company within any 12 month period;

•
A majority of the members of the Board is replaced during any 12 month period by directors whose appointment or election was not endorsed by a majority of the Board prior to the appointment or election; or

•	Any person or group acquires assets from the Company having a gross fair market value equal to 40% or more of the total gross fair market value of all assets of the Company within any 12 month period.

•	This definition of Change in Control will be interpreted consistent with the definition of “change in control event” under Section 409A of the Code and the Treasury Regulations promulgated thereunder.

Mr. Joyce will not be entitled to the payments and benefits described above if he acted in concert with any person or group to effect a change in control (other than at the direction of the Board and in his capacity as an employee of the Company).  Also, the Company may not terminate Mr. Joyce’s employment during the period beginning on the date the Company’s Board first learns of a possible change in control and ending on the date the change in control occurs.

                If a termination of Mr. Joyce’s employment under the circumstances described above in connection with a “change in control” of the Company had occurred on December 31, 2008, Mr. Joyce would have been entitled to receive a lump sum cash payment of $841,335.  In addition, Mr. Joyce (and his family) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of three years following termination, at an annual cost to the Company of approximately $16,000.

No Mitigation.  The Employment Agreement does not require Mr. Joyce to mitigate the amount of any compensation payable to him by seeking other employment or otherwise.  The compensation payable to Mr. Joyce under the Employment Agreement will not be reduced by any other compensation or benefits he earns or becomes entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

Employee Benefits.  If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay Mr. Joyce an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage.  The amount of this cash payment will be “grossed up” to ensure that Mr. Joyce receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

Parachute Payments.  If the compensation provided to an executive officer under his Change in Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the amount of compensation payable under the executive officer’s Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations.

Six Month Payment Delay.  The Employment Agreement requires that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

Non-Compete.  If Mr. Joyce receives compensation under his Employment Agreement in connection with the termination of his employment, he will be prohibited from engaging in the following activities for two years following the termination of his employment:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of the change in control;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•
directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

                The Employment Agreement also prohibits Mr. Joyce from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with his duties to the Company or its successor and their subsidiaries.

Disputes.  In the event of a dispute between the Company and Mr. Joyce regarding the Employment Agreement, the parties will submit the dispute to binding arbitration.  The Company and its subsidiaries will bear all costs associated with any disputes arising under the Employment Agreement, including reasonable accounting and legal fees incurred by Mr. Joyce.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Each director of the Company who is not an employee of the Company or one of its subsidiaries (a “non-employee director”) currently receives an annual cash retainer in the amount of $9,000, which is paid in twelve monthly installments of $750 each.  The Chairman of the Board (currently Steven D. VanDemark) receives an additional annual cash retainer of $15,000, which is paid in twelve monthly installments of $1,250 each.  Each non-employee director also receives an annual cash retainer of $1,000 for each committee of the Board on which he or she serves, except that the member of the Audit Committee designated as the “audit committee financial expert” (currently Richard L. Hardgrove) receives an annual cash retainer of $6,000.  Each non-employee director also receives an additional $300 for each Board meeting attended and $300 for each meeting of a committee of the Board attended.

Each non-employee director of the Company also serves on the board of directors of one or more of the Company’s subsidiaries, and receives an annual cash retainer for such service as well as fees for attendance at meetings of the board of directors of the appropriate Company subsidiary (and committees of that board).

Stock Options

From time to time, non-employee directors of the Company have been granted nonqualified stock options to purchase Common Shares of the Company.  These options have been granted at the discretion of the Compensation Committee.  There were no nonqualified stock options granted to non-employee directors under during the 2008 fiscal year.

Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation

On March 12, 1997, the Board adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and/or its subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors.  The Deferred Compensation Plan is separate from the Deferral Plan, which also allows directors of the Company, State Bank and RDSI to defer all or a portion of their annual compensation.

The Deferred Compensation Plan is administered by the Board.  Subject to the express provisions of the Deferred Compensation Plan, the Board has sole discretion and authority to determine from time to time the individuals that are eligible to participate in the plan.

Each non-employee director of the Company and its subsidiaries is eligible to participate in the Deferred Compensation Plan by electing to defer the receipt of all or a portion of the compensation to be received by the director or otherwise payable to him or her during any calendar year.  At the time that a director first elects to defer compensation, the Company will establish an account (“Account”) in the director’s name to which all of the director’s deferred compensation will be credited.  At the end of each calendar year, the directors’ Account will be credited with an amount of interest equal to the rate determined by the Board for that year.

In the event that a director’s service to the Company or any of it subsidiaries is terminated for any reason, the director will be entitled to receive a distribution (a “Distribution”) from the Company for the amount of deferred compensation and accrued interest then credited to such director’s Account.  A Distribution to a director for the amount credited to such director’s Account may be made in cash either in a lump sum or in approximately equal annual installments over a period of ten years.  Each director will be allowed to suggest his or her preferred method of Distribution; however, the Board has the ultimate discretion in determining the actual method of Distribution.  If a director receives a Distribution from the Deferred Compensation Plan in installments, the director will, each year, earn interest on any undistributed amounts credited to such director’s Account as of the last day of each calendar year at a rate equal to the prime rate offered by the Company on the first day of that year.  Any Distribution received by a director under the Deferred Compensation Plan will be treated as ordinary income for federal income tax purposes at the time that the director receives the Distribution.

The Board may amend or terminate the Deferred Compensation Plan at any time, without the consent of any director of the Company or its subsidiaries.

To date, no director of the Company or its subsidiaries has opted to participate in the Deferred Compensation Plan.

Other Director Benefits

Additional life insurance is provided to certain directors of the Company through BOLI policies.  By way of separate split-dollar agreements, the BOLI policy interests are divided between State Bank and the insureds’ beneficiaries.  With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries.  The cash surrender value of the Company’s BOLI policies totaled approximately $12,625,015 at December 31, 2008.  As of December 31, 2008, the beneficiaries of each of Thomas M. Callan, John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz were entitled to receive a benefit of $150,000, under the Company’s BOLI policies.

Directors are also entitled to receive reimbursement for reasonable expenses incurred while serving in the capacity as a director of the Company or its subsidiaries.  Expenses subject to reimbursement include, without limitation, expenses incurred in connection with attending continuing education seminars and programs (including tuition, travel, lodging and meals, as applicable).

Director Compensation for 2008 Fiscal Year

The table below summarizes the compensation awarded or paid to, or earned by, each of the non-employee directors of the Company during the fiscal year ended December 31, 2008.  No director who is also an employee of the Company or one of its subsidiaries receives compensation for his service as a director or as a committee member of the Company or any of its subsidiaries.  As a result, the compensation of Kenneth A. Joyce, the President and Chief Executive Officer of the Company who also serves as a director of the Company and each of its subsidiaries, Mark A. Klein, President and Chief Executive Officer of State Bank who also serves as a director of State Bank, and Henry R. Thiemann, President of RDSI and President and Chief Executive Officer of RFCBC who also serves as a director of RDSI and RFCBC, is not included in the table below but is disclosed instead in the Summary Compensation Table on page 25 of this proxy statement.

Director Compensation Table for 2008 Fiscal Year

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
						Change in Pension
						Value and
	Fees Earned or		Stock	Option	Non-Equity Incentive	Nonqualified Deferred Comp.	All Other
	Paid in Cash		Awards	Awards	Plan Comp.	Earnings	Comp.	Total
Name	($)		($)	($) (1)	($)	($)	($) (2)	($)

Thomas A. Buis	$24,575	(3)	—	$1,042	—	—	—	$25,617
Thomas M. Callan	$27,425	(4)	—	$1,042	—	—	$2,026	$30,493
John R. Compo	$23,175	(5)	—	$1,465	—	—	$1,561	$26,201
Robert A. Fawcett, Jr.	$29,125	(6)	—	$1,465	—	—	$2,280	$32,870
Richard L. Hardgrove	$31,675	(7)	—	$554	—	—	—	$32,229
Rita A. Kissner	$28,125	(8)	—	$2,768	—	—	—	$30,893
Thomas L. Sauer	$23,950	(9)	—	$2,768	—	—	—	$26,718
Steven D. VanDemark	$47,650	(10)	—	$1,953	—	—	$622	$50,225
J. Michael Walz	$33,525	(11)	—	$1,465	—	—	$1,785	$36,775

(1)
The amounts shown in column (d) reflect the expense recognized for financial statement reporting purposes, for the 2008 fiscal year, with respect to nonqualified stock options granted to each non-employee director.  The amounts are calculated in accordance with SFAS 123R and also include amounts expensed in each fiscal year with respect to awards granted to each non-employee director in prior fiscal years.

As of December 31, 2008, the aggregate number of Common Shares of the Company underlying outstanding stock options held by each non-employee director was as follows:  Thomas A. Buis – 8,457; Thomas M. Callan – 8,457; John R. Compo – 9,221; Robert A. Fawcett, Jr. – 9,221; Richard L. Hardgrove – 6,000; Rita A. Kissner – 5,000; Thomas L. Sauer – 5,000; Steven D. VanDemark – 15,628; and J. Michael Walz – 9,221.

(2)	The amounts shown in column (g) reflect premiums paid by the Company on the split-dollar BOLI policies described above allocable to the death benefit assigned to each director’s beneficiaries.

(3)
Aggregate fees earned by or paid to Mr. Buis included (a) $15,300 in fees for service on the Board and committees of the Company and (b) $9,275 in fees for service on the Board of Directors and committees of State Bank.

(4)
Aggregate fees earned by or paid to Mr. Callan included (a) $17,850 in fees for service on the Board and committees of the Company and (b) $9,575 in fees for service on the Board of Directors and committees of State Bank.  Mr. Callan deferred 100% of his fees earned for the 2008 fiscal year under the Deferral Plan.

(5)
Aggregate fees earned by or paid to Mr. Compo included (a) $13,600 in fees for service on the Board and committees of the Company and (b) $9,575 in fees for service on the Board of Directors and committees of State Bank.

(6)
Aggregate fees earned by or paid to Mr. Fawcett included (a) $18,050 in fees for service on the Board and committees of the Company and (b) $11,075 in fees for service on the Board of Directors and committees of State Bank.

(7)
Aggregate fees earned by or paid to Mr. Hardgrove included (a) $20,750 in fees for service on the Board and committees of the Company and (b) $10,925 in fees for service on the Board of Directors and committees of State Bank.

(8)
Aggregate fees earned by or paid to Ms. Kissner included (a) $16,750 in fees for service on the Board and committees of the Company and (b) $11,375 in fees for service on the Board of Directors and committees of State Bank.

(9)
Aggregate fees earned by or paid to Mr. Sauer included (a) $14,300 in fees for service on the Board and committees of the Company and (b) $9,650 in fees for service on the Board of Directors and committees of State Bank.

(10)
Aggregate fees earned by or paid to Mr. VanDemark included (a) $30,350 in fees for service on the Board and committees of the Company, (b) $11,300 in fees for service on the Board of Directors and committees of State Bank, and (c) $6,000 for service on the Board of Directors of RDSI.

(11)
Aggregate fees earned by or paid to Mr. Walz included (a) $16,350 in fees for service on the Board and committees of the Company, (b) $11,525 in fees for service on the Board of Directors and committees of State Bank, (c) $3,500 in fees for service on the Board of Directors of RDSI, and (d) $2,150 in fees for service on the RFS Investment Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the only persons known to the Company to own beneficially more than 5% of the outstanding Common Shares of the Company as of [the Record Date].

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Common Shares Outstanding

The State Bank and Trust Company (1) 401 Clinton Street Defiance, Ohio 43512	818,068	17%

(1)
All Common Shares reflected in the table are held by Reliance Financial Services, a division of The State Bank and Trust Company, as Trustee.  468,968 of the Common Shares are held as Trustee for the Rurban ESOP.  Pursuant to the ESOP, the Trustee has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants.  As of [the Record Date], a total of 55,670 shares had not been allocated to participants in the Rurban ESOP.  The Trustee is permitted to dispose of shares held in the Rurban ESOP only under limited circumstances specified in the Rurban ESOP or by law.  In addition to the shares held as Trustee of the Rurban ESOP, Reliance Financial Services also has sole voting power and sole dispositive power with respect to 173,668 shares, respectively.

The following table sets forth information concerning the beneficial ownership of Common Shares of the Company, as of the Record Date, by each current director of the Company, by each person nominated for election as a director of the Company, by each executive officer of the Company named in the Summary Compensation Table, and by all current executive officers and directors of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner (2)	Common Shares Presently Held		Common Shares Which Can Be Acquired Upon Exercise of Options Currently Exercisable or Options First Becoming Exercisable Within 60 Days	Total	Percent of Class (3)

Thomas A. Buis	4,777	(6)	7,328	12,105	(5)
Thomas M. Callan	37,455	(7)	7,328	44,783	(5)
John R. Compo	43,976	(8)	7,633	51,609	1.06%
Robert A. Fawcett, Jr.	7,177	(9)	7,633	14,810	(5)
Richard L. Hardgrove	3,000		5,400	8,400	(5)
Kenneth A. Joyce (4)	34,191	(10)	49,367	83,558	1.71%
Rita A. Kissner	3,021		2,000	5,021	(5)
Mark A. Klein (4)	7,013		8,000	15,013	(5)
Thomas L. Sauer	13,187	(11)	2,000	15,187	(5)
Duane L. Sinn (4)	7,091	(12)	4,744	11,835	(5)
Henry R. Thiemann (4)	7,221	(13)	19,250	26,471	(5)
Steven D. VanDemark	13,869	(14)	13,511	27,380	(5)
J. Michael Walz, D.D.S.	35,987	(15)	7,633	43,620	(5)
All executive officers and directors as a group (13 persons)	217,965		141,827	359,792	7.38%

(1)
Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Common Shares reflected in the table.  All fractional Common Shares have been rounded to the nearest whole Common Share.

(2)
The mailing address of each of the current executive officers and directors of the Company is 401 Clinton Street, Defiance, Ohio  43512.  The mailing address of the Trustee of the Rurban ESOP is The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio  43512.

(3)
The Percent of Class is based upon the sum of (a) 4,877,307 Common Shares outstanding on the Record Date and (b) the number of Common Shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after the Record Date.

(4)	Individual named in the Summary Compensation Table. Mr. Joyce also serves as a director of the Company.

(5)	Reflects ownership of less than 1% of the outstanding Common Shares of the Company.

(6)	Includes 1,966 Common Shares held in the name of Mr. Buis’ wife, as to which she exercises sole voting and investment power.

(7)	Includes 32,730 Common Shares held in a trust for the benefit of Mr. Callan’s wife, as to which Mr. Callan exercises shared voting and investment power.

(8)	Includes 2,755 Common Shares held jointly by Mr. Compo and his wife, as to which Mr. Compo exercises shared voting and investment power.

(9)	Includes 7,177 Common Shares held by the Robert A. Fawcett Jr. Trust, as to which Mr. Fawcett exercises sole voting and investment power.

(10)
Includes 150 Common Shares held in the name of Mr. Joyce’s son, for which Mr. Joyce is custodian; and 8,093 Common Shares held for the account of Mr. Joyce in the Rurban ESOP.  Does not include 588 Common Shares held in an IRA in the name of Mr. Joyce’s wife to which she has sole voting power.

(11)
Includes 8,895 shares held jointly by Mr. Sauer, his wife and Sheep Inc., as to which Mr. Sauer and his wife exercise shared voting and investment power; 4,192 shares held jointly by Mr. Sauer and his wife, as to which Mr. Sauer exercises shared voting and investment power; and 100 shares transferred to Mr. Sauer’s minor grandson, as to which Mr. Sauer’s wife is custodian.

(12)	Includes 5,610 shares held for the account of Mr. Sinn in the Rurban ESOP.

(13)
Includes 601 Common Shares held jointly by Mr. Thiemann and his wife, as to which Mr. Thiemann exercises shared voting and investment power; and 5,683 Common Shares held for the account of Mr. Thiemann in the Rurban ESOP.

(14)
Includes 4,390 Common Shares held jointly by Mr. VanDemark and his wife, as to which Mr. VanDemark exercises shared voting and investment power; and 4,132 Common Shares held in the names of Mr. VanDemark’s children for which Mr. VanDemark is custodian.

(15)	Includes 860 Common Shares held by Dr. Walz and his spouse, as to which Dr. Walz exercises shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the reports furnished to the Company and written representations that no other reports were required, during the 2008 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares of the Company under Section 16(a) of the Exchange Act were complied with, except that J. Michael Walz, a director of the Company, filed late one Form 4 reporting the purchase of 1,000 Common Shares on July 24, 2008.

TRANSACTIONS WITH RELATED PERSONS

The Executive Governance and Nominating Committee is responsible, pursuant to its Charter, for reviewing and approving any transaction between the Company and any director or officer of the Company or members of their immediate family or entities with which they are affiliated.  On an annual basis, each director and executive officer is obligated to complete a “Director and Officer Questionnaire” which requires the director or executive to disclose any related party transactions or business relationships involving the Company or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K.  In addition, the Company’s Code of Conduct and Ethics prohibits the Company’s directors, executive officers and employees from self-dealing or otherwise trading on their positions with the Company or accepting, from anyone doing or seeking to do business with the Company, a business opportunity not available to other persons or that is made available because of the person’s position with the Company.  The Code of Conduct and Ethics requires all directors, officers and employees to disclose all potential and actual conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company or its subsidiaries.  Conflicts or potential conflicts of interest which are disclosed by a director, officer or employee of the Company are referred to and resolved by the Company’s Risk Management Officer, with the approval of the Executive Governance and Nominating Committee of the Board.

During the 2008 and 2007 fiscal years, executive officers and directors of the Company, members of their immediate families and corporations or organizations with which they are affiliated entered into banking transactions with the Company’s subsidiary, State Bank, in the ordinary course of business and in compliance with applicable federal and state laws and regulations.  It is expected that similar transactions will be entered into in the future.  Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries and in compliance with Federal Reserve Board Regulation O and comparable laws of the State of Ohio.  These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.  The aggregate amount of loans (including undrawn lines of credit) outstanding to directors and executive officers of the Company and their associates as a group was $5,252,234 at December 31, 2008 and $5,084,186 at December 31, 2007.  In addition, the aggregate amount loans (including undrawn lines of credit) outstanding to the individuals then serving as directors and executive officers of the Company’s subsidiaries, who were not also directors or executive officers of the Company, totaled $356,207 at December 31, 2008 and $2,047,412 at December 31, 2007.  As of the date of this proxy statement, all of the loans described in this paragraph were performing loans.

AUDIT COMMITTEE DISCLOSURE

Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  The Audit Committee is comprised solely of independent directors.  The specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter and described under the heading “MEETINGS AND COMMITTEES OF THE BOARD–Committees of the Board–Audit Committee” beginning on page 14 of this proxy statement.

Management is responsible for the Company’s consolidated financial statements and the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate internal controls over financial reporting.  The Company’s independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the Company’s consolidated financial statements.

Appointment of Independent Registered Public Accounting Firm

BKD, LLP (“BKD”) has been the Company’s independent auditor/independent registered public accounting firm since November 2002, and served as the Company’s independent registered public accounting firm for the 2008 fiscal year.  Representatives of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

As of the date of this proxy statement, the Audit Committee had not yet engaged the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Company.  The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.  Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Company’s independent registered public accounting firm.

The pre-approval of audit and non-audit services and fees of the independent registered public accounting firm may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define in general terms the type of services to be provided and the range of fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings.  The actual compensation paid to the independent registered public accounting firm for all such pre-approved services and fees is reported to the Audit Committee on at least a quarterly basis.  All services rendered by BKD during the 2008 fiscal year were pre-approved by the Audit Committee.

Services of Independent Registered Public Accounting Firm for 2008 Fiscal Year

During the fiscal years ended December 31, 2008 and 2007, the Company paid the following amounts to BKD for audit, audit-related, tax and other services rendered:

	2008	2007

Audit Fees (1)	$132,110	$142,110
Audit-Related Fees (2)	7,300	81,199
Tax Fees (3)	28,190	29,540
All Other Fees		—
TOTAL	$167,600	$252,849

(1)
Audit fees consist of fees for the audit of the Company’s annual financial statements, review of interim condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q, audit procedures with respect to acquisitions during the year, and services in connection with statutory and regulatory filings including annual reports on Form 10-K and registration statements on Form S-4.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.  These services include consultations concerning financial and reporting matters. The 2007 fees include SAS 70 service auditor’s reports.

(3)	Tax fees consist of fees for tax return preparation services and tax planning advice.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2008, the Audit Committee:

•	reviewed and discussed the Company’s audited financial statements with management;

•
discussed with BKD, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from BKD, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence, and discussed with BKD the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

THE AUDIT COMMITTEE

Rita A. Kissner, Chairperson
Thomas M. Callan
Robert A. Fawcett, Jr.
Richard L. Hardgrove

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than November 4, 2009, to be eligible for inclusion in the Company’s proxy card, notice of meeting and proxy statement relating to the 2010 Annual Meeting.  Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC.  The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board.  If a shareholder intends to present a proposal at the 2010 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of the Company of the proposal by January 18, 2010, the proxies solicited by the Board for use at the 2010 Annual Meeting may be voted on the proposal, without any discussion of the proposal in the Company’s proxy statement for the 2010 Annual Meeting.  In each case, written notice must be given to the Corporate Secretary of the Company at the following address: Keeta J. Diller, Corporate Secretary, 401 Clinton Street, Defiance, Ohio  43512.

Shareholders desiring to nominate candidates for election as directors at the 2009 Annual Meeting must follow the procedures described under the heading “CORPORATE GOVERNANCE–Nominating Procedures” beginning on page 11 of this proxy statement.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to any shareholder, upon the written request of such shareholder, a copy of the Company’s Annual Report on Form 10-K required to be filed under the Exchange Act for the Company’s fiscal year ended December 31, 2008.  Such written request should be directed to Valda Colbart, Investor Relations Officer, Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business to be presented for action by the shareholders at the Annual Meeting other than those discussed in this proxy statement.  If any other matter is properly presented at the Annual Meeting, or at any adjournment of the Annual Meeting, the persons named as proxies in the enclosed proxy card solicited by the Board will vote the Common Shares represented by such proxy card on such matters in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY.  EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.   ALTERNATIVELY, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD.

March 4, 2009	By Order of the Board of Directors,

Kenneth A. Joyce
President and Chief Executive Officer

Rurban Financial Corp. offers shareholders of record three ways to vote your proxy:

Telephone Voting

This method is available for residents of the United States and Canada.
On a touch-tone telephone, call TOLL FREE 1-866-756-9927, 24 hours a day, 7 days a week.
You will be prompted to provide your unique “Control Number” shown below.
Have your proxy card ready, then follow the prerecorded instructions.
Available until 11:59 p.m., Eastern Standard Time, on April 14, 2009

Internet Voting

Visit the Internet website at https://www.proxyvotenow.com/rbnf
Enter your unique “Control Number” shown below and follow the instructions on your screen.
You will incur only your usual Internet access charges.
Available until 11:59 p.m., Eastern Standard Time, on April 14, 2009.

Voting By Mail
Simply sign and date your proxy card and return it in the postage-paid envelope that has been provided.

If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting,
Please call The Altman Group at 1-866-620-2535.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
RURBAN FINANCIAL CORP.

PROXY FOR ANNUAL MEETING OF
SHAREHOLDERS
TO BE HELD ON APRIL 16, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Rurban Financial Corp. (the “Company”) hereby constitutes and appoints Duane L. Sinn and Henry R. Thiemann , or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, April 16, 2009, at the Eagles Club (First Floor), 711 W. Second Street, Defiance, Ohio at 10:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, as follows:

1.
To adopt the proposed amendment to Section 2.01 of the Company’s Amended and Restated Regulations, which would remove the 70-year age limit with respect to a person’s election or re-election as a director of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	If the proposal in Item 1 IS adopted, to elect the following four (4) directors to serve for terms of three years each:

OR

If the proposal in Item 1 IS NOT adopted, to elect the following three (3) directors (excluding Thomas A. Buis) to serve for terms of three years each:

Thomas A. Buis	Kenneth A. Joyce	Thomas L. Sauer	J. Michael Walz

FOR	WITHHOLD	ALL FOR EXCEPT
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

3.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof (none known at the time of solicitation of this proxy).

WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED.  IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (1) FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO SECTION 2.01 OF THE COMPANY’S AMENDED AND RESTATED REGULATIONS, AND (2) FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 2 AS DIRECTORS OF THE COMPANY.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

       All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2008.

Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)